Schedule 14A Information

Proxy Statement
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Securities Exchange Act of 1934

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XO Communications, Inc.
(Name of Registrant as Specified In Its Charter)

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XO COMMUNICATIONS, INC.

April 30, 2001

Dear XO Stockholder:

      It is my pleasure to invite you to XO Communications’ 2001 Annual Meeting of Stockholders. This year’s meeting will be held at The Sheraton Premiere Tysons, 8661 Leesburg Pike, Vienna, Virginia 22180, on Wednesday, May 30, 2001, at 9:00 a.m.

      The formal notice of the meeting follows on the next page. It lists the three items of business for the meeting:

•	to elect 11 directors;

•	to consider proposed amendments to the XO Communications, Inc. Stock Option Plan; and

•	to consider the ratification of the appointment of our independent auditors for 2001.

      Enclosed with this proxy statement are your proxy card and copies of the XO Communications Summary Annual Report and our Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission earlier this year. Please carefully read the proxy statement for information regarding the matters on which stockholders are being asked to consider and vote and the other enclosed materials for important information about XO.

      Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares by signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided. Instructions for voting are contained on the proxy card. If you attend the meeting and prefer to vote in person, you may do so.

      I look forward to seeing you at the meeting.

Sincerely,

Daniel F. Akerson
Chairman and Chief Executive Officer

INFORMATION ABOUT THE ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS
INFORMATION REGARDING CERTAIN DIRECTORSHIPS
MEETINGS AND COMMITTEES OF THE BOARD
DIRECTOR COMPENSATION
XO COMMON STOCK OWNERSHIP
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2: AMENDMENT OF STOCK OPTION PLAN
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER INFORMATION
APPENDIX A AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

XO COMMUNICATIONS, INC.

11111 Sunset Hills Road
Reston, Virginia 20190

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      The Annual Meeting of Stockholders of XO Communications, Inc. will be held on Wednesday, May 30, 2001, at 9:00 a.m., at The Sheraton Premiere Tysons, 8661 Leesburg Pike, Vienna, Virginia 22180, for the following purposes:

1.	to elect 11 directors;

2.	to consider proposed amendments to the XO Communications, Inc. Stock Option Plan;

3.	to consider the ratification of the appointment of our independent auditors for 2001; and

4.	to transact such other business as may properly come before the meeting.

      Stockholders of record at the close of business on April 15, 2001 are entitled to notice of and to vote at the Annual Meeting.

      Whether or not you plan to attend the meeting, we urge you to vote your shares by signing, dating and mailing the enclosed proxy card in the envelope provided.

By Order of the Board of Directors

Gary D. Begeman
Secretary

Reston, Virginia

April 30, 2001

INFORMATION ABOUT THE ANNUAL MEETING	1

Information About Attending the Annual Meeting	1

Information About This Proxy Statement	1

Information About Voting	1

Information About Who is Entitled to Vote	1

Information for XO Employees Who Are Stockholders	2

Quorum Requirement	2

Information About Votes Necessary for Action to be Taken	2

Other Matters	3

PROPOSAL 1: ELECTION OF DIRECTORS	3

Nominees for Director	3

INFORMATION REGARDING CERTAIN DIRECTORSHIPS	5

MEETINGS AND COMMITTEES OF THE BOARD	7

DIRECTOR COMPENSATION	7

XO COMMON STOCK OWNERSHIP	8

EXECUTIVE COMPENSATION	13

Summary Compensation Table	13

Option Grants in Last Fiscal Year	14

Aggregate Option Exercises and Fiscal Year-End Options Values	15

Employment Agreements and Other Arrangements	15

Certain Relationships and Related Transactions	18

Report of Compensation Committee of the Board of Directors on Executive Compensation	19

Compensation Committee Interlocks and Insider Participation	21

Performance Graph	21

REPORT OF THE AUDIT COMMITTEE	22

Audit, Financial Information Systems Design and Implementation and Other Uses	22

PROPOSAL 2: AMENDMENT OF STOCK OPTIONS PLAN	23

Administration and Term of the Stock Option Plan	23

Stock Options	25

Restricted Stock	26

Federal Income Tax Consequences Relating to the Stock Option Plan	26

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	28

OTHER INFORMATION	28

Section 16(a) Beneficial Ownership Reporting Compliance	28

Stockholder Proposals for the 2002 Annual Meeting	28

XO’s Form 10-K	28

Expenses of Solicitation	29

Appendix A — Charter of the Audit Committee of the Board of Directors	A-1

XO COMMUNICATIONS, INC.

11111 Sunset Hills Road
Reston, Virginia 20190

INFORMATION ABOUT THE ANNUAL MEETING

Information About Attending the Annual Meeting

      Our Annual Meeting will be held on Wednesday, May 30, 2001 at 9:00 a.m., at The Sheraton Premiere Tysons, 8661 Leesburg Pike, Vienna, Virginia 22180.

Information About This Proxy Statement

      We have sent you these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and is designed to assist you in voting your shares. On May 3, 2001, we intend to begin mailing these proxy materials to all of our stockholders of record entitled to vote at the Annual Meeting as of April 15, 2001, the record date established by our Board of Directors in connection with the Annual Meeting.

Information About Voting

      Stockholders can vote by proxy or in person at the Annual Meeting. To vote by proxy, sign, date and mail the enclosed proxy card. If you vote by proxy, the individuals named on the card (your proxies) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against the proposals to amend our stock option plan and to ratify our appointment of Arthur Andersen LLP as independent auditors for 2001. If you sign and return the card without indicating your instructions, your shares will be voted for the election of each of the nominees for director, for the approval of the stock option plan amendments and for the ratification of Arthur Andersen’s appointment.

      All stockholders of record may vote in person at the Annual Meeting. Some of our stockholders hold their shares of stock of record, but many hold their shares in street name. If your shares of stock are registered in your name, you are a stockholder of record. If you shares of stock are registered in the name of your broker or bank, your shares are held in street name. If your shares of stock are held in street name, you should have received this information from your bank or broker, who you will instruct how to vote your shares.

      You may revoke or change your proxy at any time before it is exercised by sending a written revocation to XO’s Secretary, Gary D. Begeman, at the address noted above, by providing a later dated proxy or by voting in person at the meeting. Attendance at the Annual Meeting, in and of itself, does not constitute the revocation of a proxy.

Information About Who is Entitled to Vote

      Each holder of our class A common stock at the close of business on April 15, 2001 has the right to one vote per share, and each holder of our class B common stock at the close of business on April 15, 2001 has the right to ten votes per share, on each matter to be voted upon by the stockholders at the Annual Meeting, other than the election of directors nominated for election by the holders of our series C cumulative convertible participating preferred stock, known as our series C preferred stock, and our series D convertible participating preferred stock, known as our series D preferred stock. As of April 15, 2001, there were 266,498,296 shares of class A common stock outstanding and 105,414,226 shares of class B common stock outstanding. The holders of class A and class B common stock will vote together as a single class on all matters presented for consideration at the Annual Meeting.

      Holders of our series C preferred stock, series D preferred stock, series G cumulative convertible participating preferred stock, known as our series G preferred stock, and series H convertible participating preferred stock, known as our series H preferred stock, at the close of business on April 15, 2001 are entitled to vote those shares together with the holders of class A and class B common stock on each matter to be voted upon at the Annual Meeting, other than the election of directors, and are entitled to the number of votes equal to the number of shares of class A common stock into which their shares of preferred stock are convertible on the record date. As of April 15, 2001, there were outstanding 584,375 shares of series C preferred stock, 265,625 shares of series D preferred stock, 268,750 shares of series G preferred stock, and 131,250 shares of series H preferred stock, which were convertible into a total of 39,525,691 shares of our class A common stock.

      The holders of series C preferred stock at the close of business on April 15, 2001 are entitled to vote their shares as a separate series for the election of one director nominated by the holders of series C preferred stock. There currently is a vacancy on our Board with respect to the director to be nominated and elected by the holders of our series C preferred stock, and such holders have not nominated an individual for election at this Annual Meeting to fill this vacancy. These holders, however, may nominate and elect an individual to fill the vacancy at any time. The holders of series D preferred stock at the close of business on April 15, 2001 are entitled to vote their shares as a separate series for the election of one director nominated by the holders of series D preferred stock. The holders of series G and series H preferred stock currently have no rights to vote for the election of any directors.

      Holders of our 14% series A senior exchangeable redeemable preferred stock, 6 1/2% series B cumulative convertible preferred stock, 13 1/2% series E senior redeemable exchangeable preferred stock due 2010, and 7% series F convertible redeemable preferred stock due 2010 are not entitled to vote at the Annual Meeting.

Information for XO Employees Who Are Stockholders

      If you participate in and own our class A common stock through our 401(k) Savings and Retirement Plan, known as the 401(k) Plan, you are entitled to direct the 401(k) Plan trustee how to vote the shares allocated to your account. If you participate in the 401(k) Plan and you do not return a proxy with respect to 401(k) Plan shares, your 401(k) Plan shares will be voted by the 401(k) Plan trustee in the same proportion as shares held by the 401(k) Plan trustee for which voting instructions have been received.

Quorum Requirement

      A quorum is necessary to hold a valid meeting. For purposes of the election of directors, a quorum will exist if holders of shares of class A and class B common stock representing a majority of the outstanding votes entitled to be cast at the meeting are present in person or by proxy. For purposes of the other proposals at the Annual Meeting, a quorum will exist if holders of shares of class A and class B common stock and series C, series D, series G and series H preferred stock representing a majority of the outstanding votes entitled to be cast at the meeting are present in person or by proxy.

      Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to do so.

Information About Votes Necessary for Action to be Taken

      Nominees for director, other than the directors nominated for election by the holders of series C and series D preferred stock, will be elected at the meeting by a plurality of all the votes cast by holders of class A and class B common stock, voting together as a single class. Election by a plurality means that the nominees for director with the most votes will be elected. In an uncontested election for directors, the plurality requirement is not a factor. Abstentions and broker non-votes will have no effect on the vote on the election of directors.

      There currently is a vacancy on our Board with respect to the director to be nominated and elected by the holders of our series C preferred stock, and such holders have not nominated an individual for election at this Annual Meeting to fill this vacancy. These holders, however, may nominate and elect an individual to fill the vacancy at any time. The nominee for director nominated for election by the holders of series D preferred stock who receives a plurality of the votes cast by the holders of series D preferred stock, voting as a separate series, will be elected.

      Approval of the proposals to amend our stock option plan and to ratify the selection of Arthur Andersen LLP as independent auditors for 2001 will require the affirmative vote of a majority of the votes present in person or by proxy of our class A and class B common stock and our series C, series D, series G and series H preferred stock, voting together as a single class. Abstentions and broker non-votes will not be counted either in favor of or against the proposal, but will have the same effect as a vote against the proposal.

Other Matters

      The Board of Directors is not aware of any matter to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. Under our Bylaws, generally no business besides the proposals discussed in this proxy statement may be transacted at the meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such matter in their discretion.

PROPOSAL 1: ELECTION OF DIRECTORS

      XO’s Board of Directors consists of 11 directors (not counting the current vacancy that must be filled by holders of our series C preferred stock). Directors are elected annually and each director elected at the Annual Meeting will serve a one-year term. We do not have a classified or staggered board. Each director will hold office until the first meeting of stockholders immediately following expiration of his or her term of office and until his or her successor is qualified and elected, or until his or her earlier resignation or removal.

      As provided in the terms of the series C preferred stock, the holders of the series C preferred stock are entitled to elect one director nominated by the holders of the series C preferred stock. As provided in the terms of the series D preferred stock, the holders of the series D preferred stock are entitled to elect one director nominated by the holders of the series D preferred stock. All other directors are elected by the holders of our class A and class B common stock, voting together as a single class.

      All of the nominees are currently directors. Henry R. Nothhaft and Peter C. Waal, both former directors of Concentric Network Corporation, were elected to the Board by the other directors in connection with our merger with Concentric, which was consummated on June 16, 2000.

      The holders of our series D preferred stock have informed us that they intend to vote all of their shares of series D preferred stock to elect their nominee, Sandra J. Horbach. Currently, there is a vacancy on our Board that may be filled only by a nominee elected by the holders of our series C preferred stock. The series C preferred stockholders have not provided a nominee for election at the Annual Meeting, but have the right to fill the vacancy at any time.

      Unless contrary instructions are given, valid proxies received from holders of class A and class B common stock will be voted to elect the other ten nominees named in the following table. Although the Board anticipates that all of the nominees will be available to serve as XO directors, if any of them does not accept the nomination, or otherwise is unwilling or unable to serve, your proxies will vote for the election of a substitute nominee or nominees designated by the Board.

Nominees For Director

      The names, ages and positions with XO of the nominees for director are listed below.

			Committee
Name	Age	Position	Membership

Daniel F. Akerson	52	Chief Executive Officer and Chairman of the Board of Directors	Executive

Nathaniel A. Davis	47	President, Chief Operating Officer and Director

Joseph L. Cole	45	Director	Audit

Sandra J. Horbach(1)	40	Director	Audit

Nicolas Kauser	61	Director

Craig O. McCaw	51	Director	Executive

Sharon L. Nelson	54	Director	Audit

Henry R. Nothhaft	57	Director

Jeffrey S. Raikes	42	Director	Compensation

Peter C. Waal	69	Director	Compensation

Dennis M. Weibling	50	Director	Audit; Compensation; Executive

(1)	Nominee of holders of series D preferred stock.

      Brief biographies of our directors are set forth below.

      Daniel F. Akerson. Mr. Akerson has served as our Chairman of the Board of Directors and Chief Executive Officer since joining XO in September 1999. From March 1996 to February 2001, he was the Chairman of the Board of Directors of Nextel Communications, Inc. From March 1996 to July 1999, he was Chief Executive Officer of Nextel Communications. From 1993 to March 1996, Mr. Akerson served as a general partner of Forstmann Little & Co., a private investment firm. While serving as a general partner of Forstmann Little, Mr. Akerson also held the positions of Chairman of the Board and Chief Executive Officer of General Instrument Corporation, a technology company acquired by Forstmann Little. From 1983 to 1993, Mr. Akerson held various senior management positions with MCI Communications Corporation, including president and chief operating officer. Mr. Akerson currently serves as a director of the American Express Company, AOL Time Warner, and Nextel Communications, and serves as Chairman of the Board of Directors of Nextel International, Inc., a substantially wholly-owned subsidiary of Nextel Communications.

      Nathaniel A. Davis. Mr. Davis has served as our President and Chief Operating Officer since joining XO in January 2000. In February 2000, he was elected to serve on our Board of Directors. From October 1998 to January 2000, Mr. Davis served as Vice President of Technical Services for Nextel Communications. From November 1996 to September 1998, Mr. Davis was Chief Financial Officer of U.S. Operations at MCI. From January 1994 to October 1996, he was Chief Operating Officer of MCImetro, a subsidiary of MCI. From July 1992 to December 1993, Mr. Davis was Senior Vice President of Access Services for MCI. Mr. Davis currently serves as a director of Mutual of America Capital Management Corporation and XM Satellite Radio, Inc.

      Joseph L. Cole. Mr. Cole has been a director of XO since February 2000. Since January 1999, he has been Executive Vice President and General Counsel of Ampersand Holdings, Inc., an investment firm. Since October 2000, Mr. Cole also has been Publisher of the Santa Barbara News-Press. From 1984 to 1998, Mr. Cole was a partner of the law firm of Seed, Mackall & Cole LLP, where his practice emphasized corporate law.

      Sandra J. Horbach. Ms. Horbach has been a director of XO since January 2000. Since January 1993, she has been a general partner of Forstmann Little & Co. Ms. Horbach currently serves as a director of Community Health Systems, Inc., Métiom, Inc., and Yankee Candle Company, Inc.

      Nicolas Kauser. Mr. Kauser has been a director of XO since February 1999. From 1994 to 1998, he was an Executive Vice President and Chief Technology Officer for AT&T Wireless Services. From 1990 to 1994, Mr. Kauser was Chief Technology Officer of McCaw Cellular Communications Corporation. In May

1998, Mr. Kauser received the prestigious Gold Prize awarded by the Carnegie Mellon Institute and American Management Systems for excellence in the application of information technology.

      Craig O. McCaw. Mr. McCaw has been a director of XO since January 1997. From September 1994 to July 1997, he was our Chief Executive Officer. Since 1993, Mr. McCaw has been Chairman, Chief Executive Officer and a member of Eagle River Investments, LLC. Mr. McCaw was the founder, Chairman and Chief Executive Officer of McCaw Cellular, until the company was sold to AT&T in August 1994. Since 1993, Mr. McCaw has been Chairman and Co-Chief Executive Officer of Teledesic Corporation, a developer of a worldwide satellite-based telecommunications system. Mr. McCaw also currently serves as a director of Nextel Communications.

      Sharon L. Nelson. Ms. Nelson has been director of XO since September 1997. Since September 2000, Ms. Nelson has been the Director of the Center for Law, Commerce and Technology at the University of Washington School of Law. From 1985 to 1997, she was Chairman of the Washington Utilities and Transportation Commission. Ms. Nelson also served on the Federal-State Joint Board on Universal Service created under the Telecommunications Act of 1996 and as one of the 20-member negotiating team appointed by the Governors of Washington, Idaho, Oregon and Montana to review the Northwest electric power system. Ms. Nelson currently serves as a member of the Advisory Board of Covad Communications Group, Inc.

      Henry R. Nothhaft. Mr. Nothhaft has served as a member of our Board since the closing of our merger with Concentric in June 2000. Since April 20, 2001, Mr. Nothhaft has served as the Chief Executive Officer of SmartPipes, Inc. From June 2000 to April 20, 2001, he was our Vice Chairman. From May 1995 to June 2000, he was President and Chief Executive Officer of Concentric, from August 1995 to June 2000, he served on the Board of Directors of Concentric, and, from January 1998 to June 2000, he served as the Chairman of the Board of Concentric.

      Jeffrey S. Raikes. Mr. Raikes has been a director of XO since September 1997. Since July 1996, he has been a member of Microsoft Corporation’s Executive Committee and, since January 1996, he has been a Group Vice President of Microsoft. From 1993 to January 1996, Mr. Raikes was Microsoft’s Senior Vice President, North America. Mr. Raikes is a member of the University of Nebraska Foundation and a Trustee of the Washington State University Foundation of Directors.

      Peter C. Waal. Mr. Waal has been a director of XO since the closing of the merger with Concentric in June 2000. From May 1999 to June 2000, he was a director of Concentric. Since 1998, Mr. Waal has been a private telecommunications consultant. From 1986 to 1998, he was Vice President, Strategic Planning and Business Development with DSC Communication Corporation.

      Dennis M. Weibling. Mr. Weibling has been a director of XO since January 1997. From September 1994 to January 1997, he was Executive Vice President of XO. Since 1993, Mr. Weibling has been President of Eagle River Investments, LLC. Mr. Weibling is a member of Eagle River Investments and he currently serves as a director of Nextel Communications, Nextel International, Nextel Partners, Inc., and Teledesic Corporation.

      The Board of Directors recommends that you vote “FOR” all of the nominees.

INFORMATION REGARDING CERTAIN DIRECTORSHIPS

      Daniel F. Akerson. Pursuant to the terms of Mr. Akerson’s employment agreement with XO, Mr. Akerson is entitled to be nominated to serve on the Board of Directors and to hold the position of Chairman of the Board of Directors.

      Joseph L. Cole. Wendy P. McCaw and Craig O. McCaw are parties to a XO Stock Distribution Agreement effective as of November 3, 1997, entered into in connection with a portion of the settlement of a divorce action between Mr. and Mrs. McCaw. Under the Stock Distribution Agreement, Mrs. McCaw is entitled to designate one member of our Board of Directors. Eagle River Investments, LLC and Mr. McCaw have agreed to vote, and to cause Mr. McCaw’s affiliates to vote, all of their respective shares of XO stock to support the election to the Board of Directors of Mrs. McCaw’s designee. Mr. Cole is Mrs. McCaw’s designee to our Board of Directors under the Stock Distribution Agreement.

      Sandra J. Horbach. Ms. Horbach was elected to our Board of Directors in January 2000 in connection with the purchase by certain Forstmann Little & Co. investment funds of our series C and series D preferred stock. Pursuant to their terms, the holders of series C and series D preferred stock each have the right to designate a nominee to the Board of Directors and elect such nominee, each voting as a separate series, for so long as 40% of the aggregate number of shares of series C and series D preferred stock originally issued remain outstanding. Ms. Horbach was nominated by the holders of our series D preferred stock. Currently, there is a vacancy on our Board that may be filled only by a nominee elected by the holders of our series C preferred stock. The series C preferred stockholders may nominate an individual to fill this vacancy at any time.

      At such time as the aggregate number of outstanding shares of series C and series D preferred stock is less than 40% of the originally issued shares:

•	our Board of Directors shall cause the total number of directors then constituting the entire Board to decrease by one and the term of the director designated by the holders of the series C preferred stock shall cease, and

•	the holders of the series C preferred stock shall be entitled to designate one board observer, until such time as no shares of series C preferred stock are outstanding.

      At such time as the aggregate number of outstanding shares of series C and series D preferred stock is less than 20% of the originally issued shares:

•	our Board of Directors shall cause the total number of directors then constituting the entire Board to decrease by one and the term of the director designated by the holders of the series D preferred stock shall cease, and

•	the holders of the series D preferred stock shall be entitled to designate one board observer, until such time as no shares of series D preferred stock are outstanding.

      A director designated by either the holders of series C or series D preferred stock may be removed, with or without cause, only by the holders of that series. So long as the holders of series C preferred stock are entitled to designate a member of our Board of Directors under the terms summarized above, the holders of series C preferred stock are not entitled to vote for the election of any other XO directors. Likewise, so long as the holders of series D preferred stock are entitled to designate a member of our Board of Directors under the terms summarized above, the holders of series D preferred stock are not entitled to vote for the election of any other XO directors.

      In July 2000, certain Forstmann Little & Co. investment funds also purchased shares of our series G and series H preferred stock. Pursuant to the terms of the series G preferred stock, at such time as the holders of series C preferred stock are no longer entitled to designate a nominee to our Board of Directors, the holders of series G preferred stock shall have the right to designate a Board nominee under substantially the same arrangements as apply to the series C preferred stock. Likewise, pursuant to the terms of the series H preferred stock, at such time as the holders of series D preferred stock are no longer entitled to designate a nominee to our Board of Directors, the holders of series H preferred stock shall have the right to designate a Board nominee under substantially the same arrangements as apply to the series D preferred stock.

      Henry R. Nothhaft and Peter C. Waal. Under the terms of our merger with Concentric, we agreed to appoint to our Board of Directors Mr. Nothhaft, Concentric’s former Chairman and Chief Executive Officer, and one other person who was then serving on the Concentric Board of Directors upon the consummation of the merger. Mr. Waal was the former director of Concentric designated to be appointed to our Board. Under the terms of Mr. Nothhaft’s employment agreement and the terms of agreements entered into in connection with the termination of that agreement, we have agreed, subject to certain limitations, to nominate Mr. Nothhaft for reelection to our Board at this Annual Meeting and at our annual meeting of stockholders to be held in 2002.

MEETINGS AND COMMITTEES OF THE BOARD

      The Board of Directors met eight times during 2000. In addition to meetings of the full Board, directors also attended meetings of Board committees. The Board of Directors has standing audit, compensation and executive committees. There is no standing nominating committee. In 2000, the Audit Committee and the Compensation Committee each met three times. The Executive Committee did not meet in 2000. All of the directors, except Mr. McCaw, attended at least 75% of all the meetings of the Board and those committees on which he or she served during 2000. In addition to attending meetings, directors discharge their responsibilities by review of company reports to directors, visits to company facilities, and correspondence and telephone conferences with company executive officers and other employees regarding matters of interest and concern to us. The Board of Directors and the committees of the Board also took action by unanimous written consent on a number of occasions during 2000.

      Mr. Cole, Ms. Horbach, Ms. Nelson and Mr. Weibling serve on the Audit Committee. The Audit Committee is responsible for reviewing the services provided by our independent auditors on audits and proposed audits of our financial statements and reviewing the need for internal auditing procedures and the adequacy of internal controls.

      Messrs. Raikes, Waal and Weibling serve on the Compensation Committee. The Compensation Committee determines executive compensation and stock option and cash bonus compensation awards for all employees.

      Messrs. Akerson, McCaw and Weibling serve on the Executive Committee. The Executive Committee exercises all powers of the Board between meetings of the Board, to the maximum extent permitted by law, except those functions assigned to specific committees or the Board as a whole.

      During 1999, the Board of Directors formed a special committee to supervise and review the negotiations of the terms of the acquisition from Craig O. McCaw of the 50% interest in our INTERNEXT, L.L.C. joint venture that we did not already own, and to recommend to the full Board whether the final terms of the transaction were in our best interest and that of our stockholders. Ms. Nelson and Mr. Raikes served on the INTERNEXT Special Committee, which met once in 2000.

DIRECTOR COMPENSATION

      Each director is entitled to reimbursement for out-of-pocket expenses incurred for each meeting of the full Board or a committee of the Board attended. In addition, Mr. Kauser received $12,000 in 2000 for services as a member of the Board. Our stock option plan permits grants and awards to non-employee directors, and we have in the past granted options to directors who are not affiliated with us, other than in connection with their service on the Board of Directors, or one of our significant stockholders. We made no such grants in 2000.

      As compensation for their service on the INTERNEXT Special Committee, Ms. Nelson and Mr. Raikes were entitled to $1,500 for each day in which they spent a material portion of their business day on matters related to service on the committee. We paid Ms. Nelson $15,500 in 2000 for her service on the special committee.

XO COMMON STOCK OWNERSHIP

      The following table sets forth information, as of March 31, 2001, with respect to the beneficial ownership of our capital stock by (1) each member of the Board of Directors, (2) our Chief Executive Officer and each of the executive officers named in the executive compensation tables included in this proxy statement, and (3) all directors and executive officers as a group.

	Shares Beneficially Owned(1)

		Amount and		Percent of Total
		Nature of	Percent of	Shares	Percent of Total
Name	Title of Class	Ownership	Class(%)	Outstanding(%)(2)	Voting Power(%)(2)

Daniel F. Akerson(3)	Class A	1,875,000	*
	Class B	0	0	*	*

Nathaniel A. Davis(4)	Class A	431,213	*
	Class B	0	0	*	*

Joseph L. Cole	Class A	1,800	*
	Class B	0	0	*	*

Sandra J. Horbach(5)	Class A	39,525,691	12.97
	Class B	0	0	9.63	2.91

Nicolas Kauser(6)	Class A	476,450	*
	Class B	0	0	*	*

Craig O. McCaw(7)	Class A	15,914,540	5.22
	Class B	65,432,562	62.07	19.82	49.32

Sharon L. Nelson(8)	Class A	66,200	*
	Class B	0	0	*	*

Henry R. Nothhaft(9)	Class A	1,163,436	*
	Class B	0	0	*	*

Jeffrey S. Raikes(10)	Class A	366,200	*
	Class B	0	0	*	*

Peter C. Waal(11)	Class A	57,906	*
	Class B	0	0	*	*

Dennis M. Weibling(12)	Class A	7,808,566	2.56
	Class B	63,743,574	60.47	17.44	47.48

R. Gerard Salemme(13)	Class A	357,266	*
	Class B	0	*	*	*

Nancy Gofus(14)	Class A	90,478	*
	Class B	0	0	*	*

All directors and executive officers as a group (19 persons)(15)	Class A	62,594,391	20.53
	Class B	65,432,562	62.07	31.21	52.75

(1)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days after March 31, 2001. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of our common stock beneficially owned.

(2)	Percent of Total Shares Outstanding is based on the total of the number of shares outstanding, as of March 31, 2001, of our class A and class B common stock and the number of shares of class A common stock into which all our outstanding voting preferred stock, as of March 31, 2001, is convertible. Percent of Total Voting Power is based on the voting power attributable to the total number of shares outstanding, as of March 31, 2001, of our class A and class B common stock and our voting preferred stock.

(3)	Represents shares of class A common stock obtainable as of March 31, 2001 or 60 days thereafter by Mr. Akerson upon the exercise of nonqualified stock options. Of the shares noted in this table, Mr. Akerson holds options to purchase 700,000 shares of class A common stock that are vested, but which are not currently exercisable pursuant to the terms of his employment agreement, which are summarized below. Beneficial ownership information for Mr. Akerson, who is a member of Eagle River Investments, does not include shares of our common stock held by or for the benefit of Eagle River Investments.

(4)	Includes 429,166 shares of class A common stock obtainable as of March 31, 2001 or 60 days thereafter by Mr. Davis upon the exercise of nonqualified stock options.

(5)	Represents 584,375 shares of series C preferred stock and 268,750 shares of series G preferred stock held by Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P., a Delaware limited partnership, or MBO-VII, 265,075 shares of series D preferred stock and 131,052 of series H preferred stock held by Forstmann Little & Co. Equity Partnership-VI, L.P., a Delaware limited partnership, or Equity-VI, and 550 shares of series D preferred stock and 198 shares of series H preferred stock held by FL Fund, LP, a Delaware limited partnership, which, as of March 31, 2001, were convertible into a total of 39,525,691 shares of class A common stock. FLC XXXIII Partnership, a New York general partnership, is the general partner of MBO-VII. FLC XXXII Partnership, L.P., a New York limited partnership, is the general partner of Equity-VI. FLC XXXI Partnership, L.P., a New York limited partnership, is the general partner of FL Fund. Ms. Horbach, who is a general partner of (a) FLC XXXIII Partnership, (b) FLC XXXII Partnership, L.P. and (c) each of the general partners of FLC XXXI Partnership, L.P., disclaims beneficial ownership of all securities of XO held by the Forstmann Little partnerships, except to the extent of her pecuniary interests therein.

(6)	Includes 440,450 shares of class A common stock obtainable as of March 31, 2001 or 60 days thereafter by Mr. Kauser upon the exercise of nonqualified stock options.

(7)	Includes 7,079,228 shares of class A common stock and 63,743,574 shares of class B common stock held by Eagle River Investments, held beneficially by Mr. McCaw as a result of his ownership interests in Eagle River Investments. Also includes 765,750 shares of class A common stock held by, and 26,480 shares of class A common stock obtainable as of March 31, 2001 or 60 days thereafter upon the exercise of nonqualified stock options held by, Eagle River, Inc., an affiliate of Eagle River Investments. Mr. McCaw disclaims beneficial ownership of all securities of XO held by Eagle River Investments, except to the extent of his pecuniary interest therein. Pursuant to the terms of the Stock Distribution Agreement between Craig O. McCaw and Wendy P. McCaw, Mr. McCaw holds a proxy to vote the number of shares of XO stock held by Mrs. McCaw that, when added to all XO capital stock held by Mr. McCaw or any of his affiliates or over which they have voting rights, are necessary for Mr. McCaw to hold 51% of the voting power of XO. Mr. McCaw also holds a proxy to vote all 339,366 shares of class B common stock held by his brother, Keith W. McCaw. No shares owned or controlled by Wendy P. McCaw or Keith W. McCaw are included in the beneficial holdings of Craig O. McCaw.

(8)	Represents shares of class A common stock obtainable as of March 31, 2001 or 60 days thereafter by Ms. Nelson upon the exercise of nonqualified stock options.

(9)	Includes 516,364 shares of class A common stock obtainable as of March 31, 2001 or 60 days thereafter by Mr. Nothhaft upon the exercise of incentive and nonqualified stock options. Also includes 75,000 shares of class A common stock issued under our Executive Retention Bonus Plan in connection with the Concentric merger that remain subject to forfeiture.

(10)	Includes 66,200 shares of class A common stock obtainable as of March 31, 2001 or 60 days thereafter by Mr. Raikes upon the exercise of nonqualified stock options.

(11)	Represents shares of class A common stock obtainable as of March 31, 2001 or 60 days thereafter by Mr. Waal upon the exercise of nonqualified stock options.

(12)	Includes 7,079,228 shares of class A common stock and 63,743,574 shares of class B common stock held by Eagle River Investments. Also includes 6,000 shares of Class A Common Stock that Mr. Weibling holds as trustee of trusts for the benefit of his children. Mr. Weibling, who is an officer and a member of Eagle River Investments, disclaims beneficial ownership of all securities of XO held by or for the benefit of Eagle River Investments and the trusts for the benefit of his children, except to the extent of his pecuniary interest therein.

(13)	Includes 309,266 shares of class A common stock obtainable as of March 31, 2001 or 60 days thereafter by Mr. Salemme upon the exercise of nonqualified stock options. Beneficial ownership information for Mr. Salemme, who is a member of Eagle River Investments, does not include shares of our common stock held by or for the benefit of Eagle River Investments.

(14)	Includes 83,332 shares of class A common stock obtainable as of March 31, 2001 or 60 days thereafter by Ms. Gofus upon the exercise of nonqualified stock options.

(15)	Includes an aggregate of 3,843,884 shares of class A common stock obtainable as of March 31, 2001 or 60 days thereafter by directors and executive officers as a group upon the exercise of nonqualified stock options. Also includes 39,525,691 shares of class A common stock into which 584,375 shares of series C preferred stock and 268,750 shares of series G preferred stock held by MBO-VII, 265,075 shares of series D preferred stock and 131,052 shares of series H preferred stock held by Equity-VI, and 550 shares of series D preferred stock and 198 shares of series H preferred stock held by FL Fund, were convertible as of March 31, 2001. See footnote 5 above. Also includes 7,079,228 shares of class A common stock and 63,743,574 shares of class B common stock held by Eagle River Investments, held beneficially by Mr. McCaw and Mr. Weibling as a result of their ownership interests in Eagle River Investments. Also includes 765,750 shares of class A common stock held by, and 26,480 shares of class A common stock obtainable as of March 31, 2001 or 60 days thereafter upon the exercise of nonqualified stock options held by, Eagle River, Inc., an affiliate of Eagle River Investments. See footnotes 7 and 12 above.

*	Less than 1%

      The following table sets forth information, as of March 31, 2001, with respect to the beneficial ownership of our capital stock of persons known to us to be the beneficial owners of more than five percent of a class of our common stock (other than officers and directors). The information below has been derived from reports filed with the Securities and Exchange Commission by, or representations received from, the holders.

	Shares Beneficially Owned(1)

		Amount and		Percent of Total	Percent of Total
		Nature of	Percent of	Shares	Voting
Name	Title of Class	Ownership	Class(%)	Outstanding(%)(2)	Power(%)(2)

Eagle River Investments, LLC(3)	Class A	7,079,228	2.32
2300 Carillon Point	Class B	63,743,574	60.47	17.26	47.42
Kirkland, WA 98033

Wendy P. McCaw	Class A	0	0
1332 Anacapa, Suite 200	Class B	38,890,596	36.89	9.48	28.62
Santa Barbara, CA 93101

Putnam Investments, Inc.(4)	Class A	42,912,889	14.07
One Post Office Square	Class B	0	0	10.46	3.16
Boston, MA 02109

Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership- VII, L.P.(5)	Class A	39,525,691	12.97
c/o Forstmann Little & Co.	Class B	0	0	9.63	2.91
767 Fifth Avenue
New York, NY 10153

Massachusetts Financial Services Company(6)	Class A	21,685,637	7.10
500 Boylston Street	Class B	0	0	5.28	1.60
Boston, MA 02116

T. Rowe Price Associates, Inc.(7)	Class A	17,637,856	5.79
100 East Pratt Street	Class B	0	0	4.30	1.30
Baltimore, MD 21202

(1)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days after March 31, 2001. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals or entities have sole voting and investment power with respect to the shares of XO common stock beneficially owned.

(2)	Percent of Total Shares Outstanding is based on the total number of shares outstanding, as of March 31, 2001, of our class A and class B common stock and the total number of shares of class A common stock into which all our outstanding voting preferred stock, as of March 31, 2001, is convertible. Percent of Total Voting Power is based on the voting power attributable to the total number of shares outstanding, as of March 31, 2001, of our class A and class B common stock and voting preferred stock.

(3)	Messrs. Akerson, McCaw, Salemme and Weibling are members of Eagle River Investments. Because Messrs. McCaw and Weibling are officers of Eagle River Investments, they may be deemed beneficial owners of the shares owned by Eagle River Investments. Messrs. McCaw and Weibling each disclaim beneficial ownership of all securities of XO held by Eagle River Investments, except to the extent of their respective pecuniary interests therein. Eagle River Investments has pledged substantially all of its shares of XO common stock to secure a credit arrangement.

(4)	As reported in the most recent amendment to Schedule 13G of Putnam Investments, Inc., of this amount, 39,611,688 shares are beneficially held by Putnam Investment Management, Inc. and 3,301,201 shares are held by Putnam Advising Company, Inc., which is the investment advisor to Putnam’s institutional clients.

(5)	As reported in the Schedule 13D of MBO-VII, MBO-VII directly owns 584,375 shares of series C preferred stock and 268,750 shares of series G preferred stock, which, as of March 31, 2001, pursuant to the respective terms of such stock. Pursuant to the terms of such stock, these shares were convertible into a total of 39,525,691 shares of class A common stock at March 31, 2001. FLC XXXIII Partnership is the general partner of MBO-VII. Theodore J. Forstmann, Sandra J. Horbach, an XO director, Thomas H. Lister, Winston W. Hutchins, Erskin Bowles, Jamie C. Nicholls and Tywana LLC, a North Carolina limited liability company, are the general partners of FLC XXXIII. Accordingly, each of the individuals named above, other than Mr. Bowles and Tywana LLC, for the reasons described below, may be deemed the beneficial owners of shares owned by MBO-VII. Mr. Bowles does not have any voting or investment power with respect to, or any economic interest in, the shares of series C preferred stock held by MBO-VII, and, accordingly, Mr. Bowles is not deemed to be the beneficial owner of these shares. Tywana LLC does not have any voting or investment power with respect to, or any economic interest in, the shares of series G preferred stock held by MBO-VII, and, accordingly, Tywana is not deemed to be the beneficial owner of these shares. Excludes 400,000 shares of our class A common stock held by Theodore J. Forstmann.

(6)	As reported in the Schedule 13G of Massachusetts Financial Services Company, includes 378,308 shares of class A common stock issuable upon conversion of our 5 3/4% convertible subordinated notes due 2009.

(7)	As reported in the Schedule 13G of T. Rowe Price Associates, Inc., or Price Associates, and correspondence with Price Associates, these securities are owned by various individual and institutional investors which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of reporting requirement of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

*	Less than 1%

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth, for the fiscal years ended December 31, 2000, 1999 and 1998, individual compensation information for our Chief Executive Officer, and each of our four most highly compensated executive officers (the “Named Executive Officers”).

					Long Term
					Compensation Awards

		Annual Compensation			Restricted	Securities	All Other
					Stock Award(s)	Underlying Options	Compensation
		Salary($)	Bonus($)(1)		($)	(#)(2)	($)(3)

Daniel F. Akerson	2000	500,000	477,950		—	500,000	57,580
Chief Executive Officer and	1999	132,692	300,000		—	6,000,000	—
Chairman of the Board	1998	—	—		—	—	—

Nathaniel A. Davis	2000	375,000	239,524		—	1,975,000	179
President and Chief Operating	1999	—	—		—	—	—
Officer	1998	—	—		—	—	—

Henry R. Nothhaft	2000	206,000	200,000		5,606,250 (4)	800,000	1,997
Vice Chairman	1999	—	—		—	—	—
	1998	—	—		—	—	—

R. Gerard Salemme	2000	221,400	205,000		—	70,000	8,687
Senior Vice President,	1999	205,000	205,000		—	300	8,510
Regulatory and	1998	212,885	410,000	(6)	—	450,000	8,000
Legislative Affairs(5)

Nancy B. Gofus	2000	253,846	157,723		—	350,000	3,154
Executive Vice President,	1999	—	—		—	—	—
Marketing and	1998	—	—		—	—	—
Customer Care

(1)	Represents bonuses for the corresponding fiscal years that were paid subsequent to the stated calendar year end.

(2)	Represents options to acquire shares of Class A common stock. Share figures have been restated retroactively to reflect stock splits with respect to our common stock.

(3)	For 2000, includes for Mr. Akerson: $48,650 for personal use of company-owned aircraft, $8,654 for contributions made by us on behalf of Mr. Akerson under our 401(k) Plan and $276 for premiums for group term life insurance paid by us; for Mr. Davis: $179 for premiums for group term life insurance paid by us; for Mr. Nothhaft, $1,997 for premiums for group term life insurance paid by us; for Mr. Salemme: $8,500 for contributions made by us on behalf of Mr. Salemme under our 401(k) Plan and $187 for premiums for group term life insurance paid by us; for Ms. Gofus $2,981 for contributions made by us on behalf of Ms. Gofus under our 401(k) Plan and $173 for premiums for group term life insurance paid by us.

(4)	Represents 150,000 shares of restricted class A common stock granted in connection with the Concentric merger, of which 30,000 vested upon consummation of the merger. The remaining shares vest based on achievement of various performance criteria through 2001. As of December 29, 2000, Mr. Nothhaft held a total of 120,000 shares of restricted class A common stock valued at $2,137,500

(5)	Salary, bonus and 401(k) Plan payments are made to Communications Consultants, Inc., which employs Mr. Salemme and from which we retain Mr. Salemme for service as our Senior Vice President, Regulatory and Legislative Affairs. See “Certain Relationships And Related Transactions”.

(6)	Includes a signing bonus paid in 1998 at Mr. Salemme’s one-year anniversary.

Option Grants in Last Fiscal Year

      Share and per share figures (including exercise or base price figures) have been restated retroactively to reflect stock splits with respect to our common stock.

	Individual Grants

			% of Total
	Number of		Options
	Securities		Granted to		Market Price
	Underlying		Employees	Exercise or	on Date
	Options		in Fiscal	Base Price	of Grant
Name	Granted(#)		Year(%)	($/Sh)	($/Sh)	Expiration Date

Daniel F. Akerson	500,000	(2)	1.36	52.3438	52.3438	February 15, 2010

Nathaniel A. Davis	1,350,000	(3)	3.66	38.1563	38.1563	January 3, 2010
	200,000	(2)	0.54	52.3438	52.3438	February 15, 2010
	300,000	(4)	0.81	0.005	34.00	April 23, 2010
	125,000	(5)	0.34	12.4375	12.4375	December 6, 2010

Henry R. Nothhaft(8)	800,000	(6)	2.17	37.375	37.375	June 15, 2010

R. Gerald Salemme	50,000	(2)	0.14	52.3438	52.3438	February 15, 2010
	20,000	(5)	0.05	12.4375	12.4375	December 6, 2010

Nancy B. Gofus	200,000	(3)	0.54	38.1563	38.1563	January 3, 2010
	100,000	(3)	0.27	0.005	38.1563	January 3, 2010
	25,000	(7)	0.07	35.063	35.063	October 11, 2010
	25,000	(5)	0.07	12.4375	12.4375	December 6, 2010

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Potential Realizable Value at
	Assumed Annual Rates of Stock
	Price Appreciation for Option
	Terms($)(1)

Name	0%	5%	10%

Daniel F. Akerson	0	16,535,706	41,832,810

Nathaniel A. Davis	0	32,394,952	82,095,168
	0	6,614,282	16,733,124
	10,198,500	16,613,225	26,454,673
	0	977,735	2,477,771

Henry R. Nothhaft(8)	0	18,803,949	47,652,900

R. Gerald Salemme	0	1,653,571	4,183,281
	0	156,438	396,443

Nancy B. Gofus	0	4,799,252	12,162,247
	3,815,125	6,214,751	9,896,249
	0	164,390	780,989
	0	195,547	495,554

(1)	The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of our class A common stock and the timing of option exercises, as well as the optionee’s continued employment through the vesting period. The gains shown are net of the option exercise price, but do not include deductions for taxes and other expenses payable upon the exercise of the option or for sale of underlying shares of class A common stock. There can be no assurance that the amounts reflected in this table will be achieved.

(2)	Granted on February 16, 2000 and vests over a four year period at the rate of 25% per year from the date of grant.

(3)	Granted on January 4, 2000 and vests over a four year period at the rate of 25% per year from the date of grant.

(4)	Granted on April 24, 2000, and become fully vested on January 4, 2004.

(5)	Granted on December 7, 2000, 25% of the underlying shares of which vested on January 1, 2001, with the remainder vesting monthly on a ratable basis over the 36-month period commencing on January 1, 2001.

(6)	Granted on June 16, 2000, 25% of the underlying shares of which vest on June 16, 2001, with the remainder vesting monthly on a ratable basis over the 36-month period commencing on June 16, 2001.

(7)	Granted on October 12, 2000, 25% of the underlying shares of which vest on August 31, 2001, with the remainder vesting monthly on a ratable basis over the 36-month period commencing on August 31, 2001.

(8)	Not included in this table are options to purchase 1,174,427 shares of class A common stock that were granted by Concentric and assumed by us in connection with the Concentric merger during the last fiscal year.

Aggregated Option Exercises and Fiscal Year-End Option Values

      Share figures have been restated retroactively to reflect stock splits with respect to our common stock.

			Number of Securities
			Underlying Unexercised			Value of Unexercised
			Options at Fiscal			In-the-Money Options
	Shares		Year-End(#)			at Fiscal Year-End($)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable		Unexercisable	Exercisable	Unexercisable

Daniel F. Akerson	—	—	1,750,000	(1)	4,750,000	17,807,500	35,615,000

Nathaniel A. Davis	—	—	—		1,975,000	—	6,014,125

Henry R. Nothhaft	106,880	1,599,866	388,621		1,478,926	707,833	1,726,503

R. Gerald Salemme	120,000	6,454,725	223,900		361,200	3,052,186	3,959,743

Nancy B. Gofus	—	—	—		350,000	—	1,915,125

(1)	At December 31, 2000, of such amount, 1,000,000 had vested, but were not exercisable pursuant to Mr. Akerson’s employment agreement. See “Employment Agreements and Other Arrangements” below for a summary of the terms of Mr. Akerson’s employment agreement.

Employment Agreements and Other Arrangements

      Daniel F. Akerson. We have entered into an employment agreement with Mr. Akerson that provides for his employment as Chairman of the Board and Chief Executive Officer through September 20, 2002. It provides for an annual base salary of $500,000, which we may increase annually, and for an annual bonus of up to 100% of base salary, as determined by our Board of Directors. Pursuant to the agreement, we granted Mr. Akerson the following stock options:

•	a non-qualified option to purchase 3,000,000 shares of class A common stock for $0.005 per share, vesting annually in three equal amounts on September 21, 2000, 2001 and 2002, but which may not be exercised by Mr. Akerson before September 21, 2002, unless his employment is terminated before that date; and

•	a non-qualified option to purchase 3,000,000 shares of class A common stock for $26.59375 per share, the closing price of such stock on the date of grant according to the Nasdaq National Market, vesting annually in four equal amounts on September 21, 2000, 2001, 2002 and 2003.

      In April 2001, the Compensation Committee of the Board of Directors permitted Mr. Akerson to exercise vested options with respect to 300,000 shares of class A common stock that were otherwise not exercisable until September 2002.

      If Mr. Akerson’s employment is terminated due to permanent disability or death, his employment agreement provides that one additional year of continuous employment from the date of death or permanent disability will be applied to the stock option vesting schedules. If Mr. Akerson’s employment is constructively terminated, or if specified events constituting a change in control occur, then the unvested portion of the options shall vest in full.

      Mr. Akerson’s employment agreement also provides that in the event of permanent disability during his employment term, we will pay him his existing base salary and will make all of his benefit payments for a period of twelve months following the date of the disability. In addition, it provides that in the event that Mr. Akerson’s employment is terminated other than for cause, is constructively terminated or is terminated upon or following a change in control, we will pay him his existing base salary, annual bonus and benefits that he would have received from the time of termination to the expiration of the agreement’s initial term. Under certain circumstances, we will make additional payments to Mr. Akerson for taxes due with respect to any payments or benefits under his agreement treated as an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code or any comparable provision of state or local tax law.

      Under the employment agreement, Mr. Akerson’s employment is constructively terminated in the event of:

•	a reduction in his initial base salary or in the maximum permitted annual bonus percentage;

•	a material change in his responsibilities that is inconsistent with his position; or

•	our material breach of the agreement.

      Under the employment agreement, a change of control means the occurrence of any of the following events, subject to certain exceptions:

•	we merge with another company where our stockholders hold less than a majority of the combined voting power of the company surviving the merger, other than a merger with any entity in which Eagle River has invested at least $10 million;

•	we sell all or substantially all of our assets to any other company;

•	51% or more of our outstanding voting stock is acquired by a person, entity or “group” (within the meaning of Rule 13d-5(b) under the Securities Exchange Act of 1934), other than Craig O. McCaw and his affiliates; and

•	similar transactions or events.

      Mr. Akerson is subject to confidentiality and non-competition restrictions during the employment term and for a period of two years after the termination of the employment. In the event that Mr. Akerson’s employment is constructively terminated or is terminated upon a change in control, he will not be subject to the non-competition restrictions.

      Nathaniel A. Davis. We have entered into an employment agreement with Mr. Davis that provides for his employment as President and Chief Operating Officer through January 3, 2004. It provides for an annual base salary of $375,000, which we may increase annually, and for an annual bonus of up to 70% of base salary, as determined by our Board of Directors. Pursuant to the agreement, we granted Mr. Davis the following stock options:

•	a non-qualified option to purchase 300,000 shares of class A common stock for $0.005 per share, which vests in full on January 4, 2004; and

•	a non-qualified option to purchase 1,350,000 shares of class A common stock for $38.15625 per share, the closing price of such stock on the date of grant according to the Nasdaq National Market, vesting annually in four equal amounts on January 4, 2001, 2002, 2003 and 2004.

      In April 2001, the Compensation Committee of the Board of Directors accelerated the vesting of, and permitted Mr. Davis to exercise, options with respect to 100,000 shares of class A common stock that were otherwise not exercisable until January 2004.

      If Mr. Davis’ employment is terminated due to permanent disability or death, his employment agreement provides that one additional year of continuous employment from the date of death or permanent disability will be applied to the stock option vesting schedules. If Mr. Davis’ employment is constructively terminated, or if specified events constituting a change in control occur, then the unvested portion of the options shall vest in full.

      Mr. Davis’ employment agreement also provides that in the event of permanent disability during his employment term, we will pay him his existing base salary and will make all of his benefit payments for a period of twelve months following the date of the disability. In addition, it provides that in the event that Mr. Davis’ employment is terminated other than for cause, is constructively terminated or is terminated upon or following a change in control, we will pay him his existing base salary, annual bonus and benefits that he would have received from the time of termination to the expiration of the agreement’s initial term. Under certain circumstances, we will make additional payments to Mr. Davis for taxes due with respect to any payments or benefits under his agreement treated as an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code or any comparable provision of state or local tax law.

      Under the employment agreement, Mr. Davis’ employment is constructively terminated in the event of:

•	a reduction in his initial base salary or in the maximum permitted annual bonus percentage;

•	a material change in his responsibilities that is inconsistent with his position; or

•	our material breach of the agreement.

      Under the employment agreement, the definition of a “change of control” has substantially the same meaning as set forth in Mr. Akerson’s employment agreement, the terms of which are summarized above.

      Mr. Davis is subject to confidentiality and non-competition restrictions during the employment term and for a period of two years after the termination of the employment. In the event that Mr. Davis’ employment is constructively terminated or is terminated upon a change in control, he will not be subject to the non-competition restrictions.

      Henry R. Nothhaft. In connection with the consummation of the Concentric merger, we entered into an employment agreement with Mr. Nothhaft that provided for his employment as Vice Chairman through June 16, 2002, which we subsequently amended effective February 16, 2001. Effective April 20, 2001, we and Mr. Nothhaft agreed that Mr. Nothhaft would resign from his position as our Vice Chairman and as one of our executive officers, but would remain as a member of our Board of Directors. Pursuant to the terms of Mr. Nothhaft’s resignation, we agreed to pay him $412,000, his annual base salary at the time of the Concentric merger. So long as Mr. Nothhaft remains on our Board, his outstanding stock options will continue to vest. Mr. Nothhaft is subject to confidentiality, competition and solicitation restrictions during the longer of one year after the termination of his employment or six months after he resigned or is removed from our Board.

      Vesting of Stock Options in Connection With a Change of Control of XO. In recognition that the possibility of a change of control exists and the desire to secure both the present and future continuity of management, our stock option plan provides that in certain circumstances unvested stock options granted under the plan will vest in full in connection with a change of control of XO. Under the plan, options granted to non-affiliated directors will vest in full immediately upon a change of control, and options granted to employees whose employment is terminated without cause, and certain officers (including those Named Executive Officers who are currently executive officers of us) whose employment is terminated without cause or for good reason, within one year of the change of control will vest in full. Under the plan, a change of control means the occurrence of any of the following events, subject to certain exceptions:

•	we merge with another company where our stockholders hold less than a majority of the combined voting power of the company surviving the merger, other than a merger with an affiliate of Craig O. McCaw;

•	we sell all or substantially all of our assets to any other company, other than to Craig O. McCaw or his affiliates;

•	51% or more of the outstanding voting stock of XO is acquired by a person, entity or “group” (within the meaning of Rule 13d-5(b) under the Securities Exchange Act of 1934), other than Craig O. McCaw and his affiliates; and

•	similar transactions or events.

      Under the plan, good reason means the occurrence of any of the following events:

•	significant, adverse change in duties, responsibilities and authority;

•	relocation of more than 30 miles;

•	reduction of salary or bonus potential; and

•	uncured breach of employers’ contractual obligations.

      In addition, the terms of certain options granted to Mr. Salemme provide for accelerated vesting in the event that Craig O. McCaw, or an entity or entities he controls, no longer has control of a majority of the votes of us. In addition, certain other options granted to Mr. Salemme provide for accelerated vesting upon the happening of certain mergers, sales of substantially all of our assets, acquisitions of our voting power, and changes in the composition of our Board of Directions, or upon our liquidation or dissolution.

      Change of Control Retention Bonus and Severance Pay Plan. In recognition that the possibility of a change of control exists and the desire to secure both the present and future continuity of management, we have adopted the XO Communications, Inc. Change of Control Retention Bonus and Severance Pay Plan. The plan provides for payments in certain circumstances to executive officers and certain members of senior management in connection with a change of control of XO.

      Under the plan, upon a change of control, eligible employees (including those Named Executive Officers who are currently executive officers of XO) will receive a bonus payment, ranging from 50% of base salary to 150% of base salary and targeted bonus, depending on the employee’s position, payable one-half upon the effective date of the change of control and one-half on the earlier of the first anniversary of the change of control, the employee’s termination other than for cause or, for certain officers (including those Named Executive Officers who are currently executive officers of us), their resignation for good reason.

      In addition, under the plan, eligible employees whose employment is terminated without cause after we enter into a definitive agreement with respect to an event constituting a change of control and such event occurs within one year, and, for certain officers (including those Named Executive Officers who are currently executive officers of us), who resign for good reason, will receive severance payments ranging from 100% to 200% of base salary and targeted bonus, depending on the employee’s position. Severance payments under the plan will be reduced to the extent that an eligible employee is entitled to severance payments under another agreement or arrangement. Under certain circumstances, we will make additional payments to eligible employees for certain excise taxes or taxes due with respect to any payments or benefits under the plan treated as “contingent on a change in ownership or control” under applicable provisions of the Internal Revenue Code.

      Under the plan, the definitions of a “change of control” and “good reason” have substantially the same meanings as those set forth in our stock option plan, as summarized above.

Certain Relationships and Related Transactions

      Craig O. McCaw and Eagle River Investments, LLC. In March 2000, we retained an entity owned by Craig O. McCaw to act as our agent with respect to the sale of our Falcon 50 aircraft, for which it received a commission of $147,500. In March 2000, we also retained this entity to act as our agent with respect to the purchase of a Falcon 900 aircraft, for which it received a commission of $50,000.

      In June 2000, as part of the reorganization under which we acquired Concentric, we acquired from Craig O. McCaw the 50% interest that we did not already own of INTERNEXT, L.L.C., the joint venture formed to hold interests in a national fiber optic network under construction. The purchase price was approximately 6.8 million shares of our class A common stock and the assumption of approximately $9.9 million of liabilities.

      Craig O. McCaw owns a 20% interest and R. Gerard Salemme owns an 80% interest in Communications Consultants, Inc., which employs Mr. Salemme and from which we retain Mr. Salemme for service as XO’s Senior Vice President, Regulatory and Legislative Affairs. See the “Summary Compensation Table” for information regarding payments to Communications Consultants.

      Other Transactions and Relationships. In April 2001, we lent $700,000 to Henry R. Nothhaft, Vice Chairman, to provide short term bridge financing to Mr. Nothhaft in connection with the retirement of amounts due to third parties that were secured by XO stock. The loan has a term of 60 days, bears interest at a rate of 5%, and is secured by approximately 650,000 shares of XO stock owned by Mr. Nothhaft. In addition, certain compensation received by Mr. Nothhaft in connection with his resignation with us, after applicable withholdings, will be applied to repay the loan.

      Certain holders of our securities, including Craig O. McCaw, Eagle River Investments, LLC, Wendy P. McCaw and affiliates of Forstmann Little & Co., have the right to require us to register, under the Securities Act of 1933, shares of class A common stock acquired by the holders. The holders also have the right to include shares of class A common stock held by them in certain registration statements filed by us.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

      Our compensation program is designed to attract and retain qualified employees and to ensure that they have a continuing stake in our long-term success. We offer our employees a competitive compensation package that includes a salary, incentives based upon individual and company performance and health and other benefits. In addition, our Board of Directors currently believes that our success is effectively promoted through a stock option program in which substantially all employees are eligible to participate.

      Our compensation policy for executive officers is similar to that for other employees, and is designed to promote continued performance and attainment of individual and company goals. The Compensation Committee determined and administered the compensation of our executive officers during 2000. The Committee is currently comprised of three directors, Dennis M. Weibling, who chairs the committee, Jeffrey S. Raikes and Peter C. Waal. Mr. Weibling served throughout 2000, Mr. Raikes was appointed in May 2000 and Mr. Waal was appointed in February 2001. William A. Hoglund was a member of the committee until May 2000, when he resigned from our Board. Mr. Hoglund was unavailable to approve the content of this report.

      Executive Officer Compensation Philosophy. We believe that compensation of executive officers should be directly and materially linked to our operating performance and the interests of its stockholders. To implement this philosophy, we combine base compensation with incentive awards.

      We set executive officer salaries in line with the duties and scope of responsibilities of each officer’s position and the salaries paid to comparable officers by competitors in the telecommunications industry. We periodically review executive officer salaries and makes adjustments to reflect individual performance or changes in position or responsibilities.

      Under our incentive program for executive officers, each officer is eligible to receive a discretionary bonus of up to a target bonus objective ranging between 40% to 100% of base salary, except in certain circumstances as determined by the Board of Directors, based upon individual and company-wide performance goals. For 2000, the Committee established revenue, lines installed, earnings and other financial and operating measures, including measures of customer retention and service delivery, as an incentive for individual and company performance. The Committee also recognized various qualitative factors, such as demonstrated leadership ability.

      We believe that stock option grants to executive officers and other employees promote our success by aligning the financial interests of officers and other employees with the long-term interests of our stockholders. Stock option grants are based on various subjective factors primarily relating to the responsibilities of each officer and employee and to his or her expected future contribution. Although the Committee considers the number of options previously awarded to and held by executive officers and other employees, they were not determinative factors in setting the size of 2000 option grants.

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation over $1 million paid to each of the Named Executive Officers, except to the extent such compensation qualifies as “performance-based.” Our stock option plan is structured to allow for the grant of options that comply with the performance-based exemption under Section 162(m)

and most stock options granted thereunder comply. Other than Mr. Akerson, none of our Named Executive Officers currently has a combined salary and bonus potential in excess of $1 million. Since we have been subject to the limits under Section 162(m), none of the compensation attributable to the Named Executive Officers has been non-deductible because of the limits under Section 162(m). Although we intend to maximize the deductibility of compensation to our Named Executive Officers, we also believe that it is important to maintain the flexibility to take actions with respect to compensation we consider in our best interest and that of our stockholders, which are necessarily based on considerations in addition to Section 162(m). In 2000, in keeping with its goal of attracting only the most highly qualified management personnel and taking into consideration the extremely competitive environment for management talent, we granted certain stock options to Mr. Davis, Ms. Gofus and other executive officers with a strike price less than the fair market value of the underlying class A common stock on the date of grant. As such, these stock options do not qualify as performance-based and the compensation attributable to them will not be deductible by us to the extent that, when combined with the other non-performance-based compensation of such officers in the year of recognition, such compensation exceeds the $1 million limit under Section 162(m).

      Chief Executive Officer Compensation. The Committee set Mr. Akerson’s compensation with reference to his employment agreement. The Committee awarded Mr. Akerson a bonus of $477,950 based on his overall performance during 2000, and specifically in connection with our successful integration of Concentric’s operations with ours, the introduction of our new brand and several new services, and meeting or exceeding the financial community’s expectations with respect to our results of operations.

Dennis M. Weibling, Chair
Jeffrey S. Raikes

Compensation Committee Interlocks and Insider Participation

      From September 1994 to January 1997, Dennis M. Weibling was Executive Vice President of XO.

Performance Graph

      The following graph depicts the performance of our class A common stock from September 26, 1997, the date on which quotations for our class A common stock first appeared on the Nasdaq National Market, through December 31, 1999, relative to the performance of the S&P MidCap 400 and a self-constructed peer group of communications companies. This group includes the following companies: Adelphia Business Solutions, Inc., Allegiance Telecom, Inc., Focal Communications Corporation, McLeod USA Incorporation and Time Warner Telecom Inc. All indices shown in the graph have been reset to a base of $100 as of September 26, 1997, and assume an investment of $100 on that date and the reinvestment of cash dividends, if any, paid since that date. We have not paid cash dividends on our common stock.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee operates pursuant to a written charter (a copy of which is attached as Appendix A to this proxy statement), and is responsible for monitoring and overseeing our internal controls, financial reporting processes and internal auditing functions, as well as the independent audit of our consolidated financial statements by our independent auditors, Arthur Andersen LLP.

      The Audit Committee is composed of four directors: Sandra J. Horbach, who chairs the committee, Joseph L. Cole, Sharon L. Nelson and Dennis M. Weibling. Each of Ms. Horbach, Mr. Cole and Ms. Nelson is an “independent director” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards. Mr. Weibling is President of Eagle River Investments, which is controlled by Craig O. McCaw, who individually and through Eagle River Investments and through certain voting arrangements, owns or controls the voting of stock that represents over 50% of the voting power of our stock. Consequently, Mr. Weibling is not an “independent director” as defined in such listing standards. The Board, however, believes that it is in our best interest and that of our stockholders for Mr. Weibling to serve on the Audit Committee because of his long association with us, his experience in related businesses and his professional background. Mr. Weibling has been one of our directors and a member of the Audit Committee of our Board since January 1997. From September 1994 to January 1997, he was an Executive Vice President of XO. Mr. Weibling also is a director of Nextel Communications, Nextel International, Nextel Partners, and Teledesic Corporation, each of which is in the business of providing communications services. In addition, Mr. Weibling is licensed as a certified public accountant and an attorney-at-law.

      As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal 2000 with management and discussed those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with our independent auditors. The Audit Committee received the written disclosures and the letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committee) from Arthur Andersen, and discussed that firm’s independence with representatives of the firm. Based upon the Audit Committee’s review of the audited consolidated financial statements and its discussions with management and Arthur Andersen, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements for the fiscal year ended December 31, 2000 in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2001.

Sandra J. Horbach, Chair
Joseph L. Cole
Sharon L. Nelson
Dennis M. Weibling

Audit, Financial Information Systems Design and Implementation, and Other Fees

      The aggregate fees that we were billed by Arthur Andersen LLP for professional services rendered for the audit of our consolidated financial statements for the fiscal year ended December 31, 2000, and the reviews of the financial statements included in our quarterly reports on Form 10-Q for 2000 were approximately $405,000. For 2000, fees for financial information systems design and implementation that we were billed by Arthur Andersen were approximately $3,899,000. For 2000, fees that we were billed by Arthur Andersen for services other than those described above were approximately $1,201,000.

PROPOSAL 2: AMENDMENT OF STOCK OPTION PLAN

      Our stockholders approved our stock option plan in 1997. We presently are authorized to issue 103,000,000 shares of our class A common stock upon the exercise of options granted under the plan, which amounts reflect adjustments for stock splits in 1999 and 2000. Effective February 16, 2001, our Board of Directors amended the stock option plan, subject to stockholder approval, to:

•	increase by 10,000,000 the number of shares that may be issued under the plan, increasing the maximum number of shares authorized for issuance under the plan to 113,000,000; and

•	permit us to award restricted stock to eligible individuals under the plan in amounts determined by the Compensation Committee of our Board of Directors.

      The purpose of the stock option plan is to promote company success by providing a performance incentive for certain officers, employees, and individuals who provide services to us, and to enable these individuals to acquire or increase proprietary interest in our success. Currently, the Board feels that granting stock options to substantially all of our employees effectively promotes our success. The Board believes that the number of shares previously available for issuance were insufficient to achieve the purpose of the stock option plan over the term of the plan an that the additional shares authorized are necessary to carry out the purpose of the plan. The Board also believes that, in certain circumstances, awards of restricted stock to selected individuals will further promote our success by providing necessary performance incentives.

      The Board of Directors recommends a vote “FOR” the proposal to amend the XO Communications, Inc. Stock Option Plan.

Administration and Terms of the Stock Option Plan

      The Board has appointed and authorized the Compensation Committee of the Board to administer the stock option plan, and its members currently are Dennis M. Weibling, Jeffrey S. Raikes and Peter C. Waal. When the Compensation Committee is acting in its capacity as administrator of the plan, we refer to it as the Plan Administrator. The Board may remove members from, or add members to, the Compensation Committee at any time. The Board fills all vacancies on the Compensation Committee, however caused. The portions of the following discussion of the plan that relate to restricted stock awards are subject to the approval of the proposed plan amendments by our stockholders.

      Within the parameters established by the plan, the Plan Administrator has the sole discretion to determine all terms and conditions of stock option and restricted stock awards under the plan. These determinations include:

•	selection of each individual receiving an award,

•	whether each award will be a grant of a stock option or restricted stock,

•	the number of shares available under each award,

•	the time or times at which, or the other performance criteria under which, each stock option grant may be exercised and each restricted stock award will no longer be subject to forfeiture, and

•	in the case of each stock option grant, the exercise price.

      Separate stock option and restricted stock awards under the plan need not be identical in any respect, even when made simultaneously. The Plan Administrator provides each award recipient with an agreement that describes the relevant terms of the award. Approximately 7,400 persons are currently eligible to receive awards under the plan.

      The Plan Administrator acts as the manager of the plan, and possesses discretionary authority to determine all matters relating to stock option and restricted stock awards. The Plan Administrator has the sole authority to interpret the provisions of the plan, any award issued under the plan, and any rule or regulation applicable to the plan. The Plan Administrator’s interpretation is conclusive and binding on all interested parties, so long as the interpretation and construction with respect to incentive stock options corresponds to the requirements of the Internal Revenue Code of 1986 and related Internal Revenue Service regulations.

      The Plan Administrator may modify or amend outstanding stock options and restricted stock awarded under the plan. A modification or amendment, however, may not impair or diminish any of the rights of any award recipient or any of our obligations without the consent of the award recipient. Except as otherwise provided in the plan, no outstanding award shall be terminated without the consent of the award recipient. In the case of an incentive stock option award, unless the award recipient agrees otherwise, any change or adjustment to an outstanding incentive stock option shall be made so as not to cause the option to cease qualifying as an incentive stock option.

      The plan terminates on January 15, 2007, and no stock options or restricted stock may be awarded under the plan on or after January 15, 2007.

      The Board has reserved the right to terminate, modify, or amend the plan. The Board, however, must obtain stockholder approval for any amendment that:

•	increases the number of shares of class A common stock available under the plan,

•	changes the determination of who is eligible to receive stock option or restricted stock awards, or

•	requires stockholder approval under applicable law.

      The stock available for issuance under the plan are shares of our authorized but unissued class A common stock. As a consequence of the amendment to the plan, a total of 113,000,000 shares may be issued under the plan. The maximum number of shares with respect to which awards may be made to any one individual may not exceed the total number of shares authorized for issuance under the plan. When a stock option or restricted stock award expires, is forfeited or otherwise terminates for any reason, such number of expired or forfeited shares may again become available for award under the plan.

      For tax purposes, we are required to withhold from an award recipient’s compensation or collect from such individual an amount for federal, state and local taxes resulting from the recipient’s compensation income, if any, at the time that a stock option is exercised or restricted stock ceases to be subject to forfeiture. See “Federal Income Tax Consequences Relating to the Stock Option Plan” below. At our discretion, we may require a recipient who receives shares of stock to reimburse us for any such taxes required to be withheld and may withhold any distribution in whole or in part until we are so reimbursed. In lieu of such withholding or reimbursement, we have the right to withhold from any other cash amounts due or to become due from us to the optionee an amount equal to such taxes or to retain and withhold a number of shares that have a market value not less than the amount of such taxes required to be withheld as reimbursement for any such taxes and cancel any such shares so withheld.

      In recognition that the possibility of a change of control exists and the desire to secure both the present and future continuity of management, the plan provides that in certain circumstances unvested awards granted under the plan will vest in full in connection with a change of control of us. Under the plan:

•	awards granted to non-affiliated directors will vest in full immediately upon a change of control,

•	awards granted to employees whose employment is terminated without cause within one year of the change of control will vest in full, and

•	awards granted to certain officers (including our executive officers) whose employment is terminated without cause or by the officer for good reason (as defined in the plan) within one year of the change of control will vest in full.

      For purposes of the plan, a change of control generally includes certain mergers, consolidations, reorganizations, the sale of substantially all of our assets or acquisitions of 50% or more of our voting securities, other than transactions with an affiliate of Craig O. McCaw, subject to certain exceptions.

      The issuance of the additional shares of our class A common stock upon the exercise of stock options or in connection with restricted stock awards is subject to registration with the Securities and Exchange Commission of such shares by us.

      The closing price of our class A common stock as reported on the Nasdaq Stock Market on April 27, 2001 was $3.79.

      With respect to award of the shares authorized under the amendment, because the officers and employees who may participate and the amount of their awards are determined by the Plan Administrator in its discretion, it is not possible to state the names or positions of, or the number of options that may be granted to, our officers and employees in the future. As a consequence, we have omitted the New Plan Benefits table.

Stock Options

      The plan authorizes us to grant two types of stock options: incentive stock options and nonqualified stock options. Incentive stock options may be granted only to our employees, including Board members who also are our employees. Nonqualified options may be granted to employees and non-employee consultants, including non-employee Board members. Certain limitations apply to 10% stockholders.

      The purchase price per share of class A common stock under each incentive stock option shall be not less than the fair market value of our class A common stock on the date the option is granted, except where the option is a substituted or assumed option from another plan, and the exercise price relates to the original exercise price, in accordance with applicable provisions of the Internal Revenue Code. Certain additional limitations apply to 10% stockholders. The purchase price per share of a non-qualified stock option may be less than the fair market value of our class A common stock on the date the option is granted.

      The aggregate shares of class A common stock available to an optionee through incentive stock options that are exercisable for the first time during a calendar year may not exceed $100,000 in value. For purposes of this limit, the class A common stock must be valued at its fair market value as of the option grant date. To the extent an incentive stock option exceeds this limitation, it shall be considered a nonqualified stock option.

      An option holder desiring to exercise an option must notify us in writing of his or her intention to exercise an option for the number of shares specified in the notice and pay to us the full purchase price provided in the option. Payment of the purchase price may be by any method provided for in an optionee’s individual option agreement, which may provide that payments may be made in cash, by check, by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to us the amount of sale proceeds necessary to pay the exercise price, or under the cashless exercise procedures set forth in the plan.

      An optionee must exercise his or her option, if at all, before it expires. Each individual option agreement specifies a term after which such option expires. Such term shall not exceed ten years with respect to incentive stock options, 15 years with respect to nonqualified options and five years in the case of a 10% stockholder. Notwithstanding an individual option agreement’s stated term, in most cases, an option expires three months after termination of the employment of the individual to whom the option was granted (unless the termination is for cause, as defined in the plan, in which case the option shall expire immediately). Special rules apply in the event of an optionee’s death or disability. An optionee’s right to exercise an option vests over a period of continuous employment with us, generally four years.

      Options granted under the plan and the rights and privileges conferred thereby may not be transferred, assigned, pledged, or hypothecated in any manner (whether by operation of law or otherwise), other than by will or applicable laws of descent and distribution. Nonqualified stock options, however, may be transferred to a revocable trust established by the optionee for his or her descendants, to an immediate family member, or to a partnership in which only immediate family members or such estate-planning trusts are partners. Options shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of any option under the plan, or any rights or privileges conferred by the plan, contrary to the provisions of the plan, or upon the sale or levy or any attachment or similar process upon the rights and privileges conferred by the plan, such option shall thereupon terminate and become void. No person may create a lien on any funds, securities, or other property held under the plan.

Restricted Stock

      The grant of restricted stock addressed in the following discussion is subject to the approval of the plan amendments by our stockholders. The Plan Administrator may award shares of restricted stock to eligible persons and may establish terms, conditions and restrictions applicable thereto. Subject to the restrictions on restricted stock, award recipients generally will have all the rights and privileges of a stockholder, including the right to vote such restricted stock.

      Each award of restricted stock will provide that the holder may not transfer the stock until certain conditions have been met. These conditions may require the award recipient to remain continuously employed with us for a certain period of time, much like the vesting provisions of a stock option. Conditions may also require satisfaction of specified individual or company-wide performance goals within a specified period of time. Shares of restricted stock generally will be subject to forfeiture to the extent that any conditions are not met. In the event of forfeiture, the restricted stock and any certificates that evidence the restricted stock will be canceled, and all rights of the award recipient to such shares and as a stockholder will terminate. In the case of performance goals, the Plan Administrator in its sole discretion will determine whether such goals have been achieved and when and if the transfer restrictions associated with any restricted stock awards may be removed.

      In the event that an award recipient resigns or is discharged from employment or service with us, the non-vested portion of the award will be forfeited completely.

      Upon the expiration of the restricted period with respect to any shares of restricted stock, a stock certificate that evidences the shares of class A common stock will be delivered without charge to the participant, or his or her beneficiary, free of all restrictions under the plan.

Federal Income Tax Consequences Relating to the Stock Option Plan

      The federal income tax consequences of an employee’s participation in the plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to stock options granted under the plan as of the date hereof. The application of state and local income taxes and other federal taxes is not discussed. For individuals resident outside the United States, the tax consequences to the individual and to us are determined by the applicable tax laws of the foreign jurisdiction.

Incentive Stock Options

      If an option granted under the plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option, and XO will not be allowed a deduction for federal tax purposes upon such a grant or exercise. Upon a sale of the shares, the tax treatment to the optionee and XO will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

      If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date of grant of such option or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be treated as a gain from the sale of stock and taxed at capital gain rates. The capital gain rates are subject to change and vary depending on how long the shares have been held.

      If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the purchase price, or (ii) the amount realized on the disposition minus the purchase price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income. The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as gain from the sale of stock and taxed at capital gain rates if the optionee has held the shares for more than one year following the exercise of the option. The capital gain rates are subject to change and vary depending on how long the shares have been held. In the event of a disqualifying disposition, we may withhold income taxes from the optionee’s compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

      In general, there will be no federal income tax deductions allowed to us upon the grant, exercise, or termination of an incentive stock option. However, in the event an optionee sells or disposes of stock received on the exercise of an incentive stock option in a disqualifying disposition, we will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

      The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability. The excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in an optionee’s alternative minimum taxable income, even though it is not included in taxable income for purposes of determining the optionee’s regular tax liability. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

Nonqualified Stock Options

      Nonqualified stock options granted under the plan do not qualify as “incentive stock options” and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

      The optionee’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee’s basis in the shares will be treated as a gain or loss from the sale of stock and taxed at the short or long-term capital gain or loss rates depending on how long the optionee has held the shares following the exercise of the option. The capital gain rates are subject to change and vary depending on how long the shares have been held.

      In general, there will be no federal income tax deduction allowed to XO upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      A proposal will be presented at the Annual Meeting to ratify the appointment of Arthur Andersen LLP as independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2001. Although such ratification is not required by law, our Board of Directors believes that stockholders should be given this opportunity to express their views on the subject. Although not binding on our Board of Directors, the failure of the stockholders to ratify the appointment of Arthur Andersen as our independent auditors would be considered by the Board in determining whether to continue the engagement of Arthur Andersen. It is expected that representatives of Arthur Andersen will attend the Annual Meeting, have the opportunity to make a statement if they desire, and be available to answer appropriate questions.

      The Board of Directors recommends a vote “FOR” the proposal to ratify the appointment of Arthur Andersen LLP as our independent auditors.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any person who owns more than 10% of our common stock (the “Reporting Persons”) to file with the Securities and Exchange Commission reports of ownership and reports of changes in ownership of our common stock. Under Securities and Exchange Commission rules, we receive copies of all Section 16(a) forms that these Reporting Persons file. We have reviewed copies of these reports and written representations from the Reporting Persons. We believe all Reporting Persons complied with their Section 16(a) reporting obligations during 2000, except for the following individuals: Nicolas Kauser, who failed to report 36,000 shares of our class A common stock and an option to purchase 300 shares of our class A common stock held at the time of his appointment to our Board, and R. Gerard Salemme, who failed to report a January 1999 grant of an option to purchase 300 shares of our class A common stock.

Stockholder Proposals for the 2002 Annual Meeting

      In order for proposals of stockholders to be included in the proxy materials for presentation at our 2002 Annual Meeting of Stockholders, they must be received by our Secretary no later than January 5, 2002. Moreover, with respect to any proposal by a stockholder not seeking to have a proposal included in our proxy statement but seeking to have a proposal considered at our 2002 Annual Meeting, if that stockholder fails to notify our Secretary before March 23, 2002, then the persons who are appointed as proxies may exercise their discretionary voting authority with respect to such proposal, if the proposal is considered at our 2002 Annual Meeting, even if stockholders have not been advised of the proposal in the proxy statement for the 2002 Annual Meeting. Any proposals submitted by stockholders must comply in all respects with the rules and regulations of the Securities and Exchange Commission then in effect and the provisions of our Certificate of Incorporation, our Bylaws and Delaware law.

XO’S Form 10-K

      We will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the our Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Requests should be directed to the Director, Investor Relations, XO Communications, Inc., 11111 Sunset Hills Road, Reston, Virginia 20190.

Expenses of Solicitation

      We will pay all expenses of solicitation of proxies. Solicitation will be by mail. There also may be telegraph, telephone or personal solicitations by our directors, officers, and employees, which will be made without paying them any additional compensation. In addition, we will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for this solicitation.

Gary D. Begeman
Secretary

Reston, Virginia
April 30, 2001

APPENDIX A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.  Purpose

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by overseeing the processes involved in the preparation and review of the financial reports and other information provided to the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; the Company’s auditing, accounting and financial reporting processes generally; and the audit process. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Oversee and appraise the audit efforts of the Company’s independent accountants and internal auditing department.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

      The independent accounts shall be accountable to the Board of Directors of the Company and the Audit Committee.

      In addition, the Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

II.  Organization

      The Audit Committee shall be composed of three or more directors, all of whom are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member; provided, however, that one director who is not independent and who is not a current employee or an immediate family member of such employee may be appointed to the Audit Committee, if the Board of Directors, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the Company and its stockholders. The Audit Committee shall be appointed annually by the Board of Directors. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. The Board shall appoint one of the members of the Audit Committee as the Chairperson.

III.  Meetings

      The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, internal audit, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV.  Responsibilities and Duties

      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and

A-1

shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

      In carrying out these responsibilities, the Audit Committee will:

1. Review and update the Committee’s charter annually.

2. Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountant.

3. Confirm and assure the independence of the internal auditors and independent accountant, including the receipt and consideration of a formal written statement from the independent accountants regarding relationships and services they have performed which may potentially affect their objectivity and independence.

4. Consider, in consultation with the independent accountant and internal audit, the audit scope and plan of the internal auditors and the independent accountant.

5. Consider and review with the independent accountant and internal audit:

(a) The adequacy of the Company’s internal controls including computerized information system controls and security.

(b) Any related significant findings and recommendations of the independent accountant and internal audit together with management’s responses thereto.

6. Review with management and the independent accountant at the completion of the annual examination:

(a) The Company’s annual financial statements and related footnotes.

(b) The independent accountant’s audit of the financial statements and its report thereon.

(c) Any significant changes required in the independent accountant’s audit plan.

(d) Any serious difficulties or disputes with management encountered during the course of the audit.

(e) Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

7. Consider the independent accountant’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

8. Consider and review with management and internal audit:

(a) Significant findings during the year and management’s responses thereto.

(b) Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

(c) Any changes required in the planned scope of their audit plan.

(d) The internal auditing department budget and staffing.

(e) The internal auditing department charter.

9. Review with management and the independent accountant any material issues brought to the attention of the Committee by the independent accountant or internal audit regarding the interim financial reports before each is filed with the SEC.

A-2

XO COMMUNICATIONS, INC.
STOCK OPTION PLAN
 (as amended on September 30, 1997, December 31, 1997, February 5, 1998,
February 4, 1999, May 3, 1999, October 19, 1999, February 16, 2000,
May 24, 2000 and February 16, 2001)

      SECTION 1. Purpose. The purpose of this Stock Option Plan (this “Plan”) is to provide a means whereby XO Communications, Inc. (formerly Nextlink Communications, Inc.) (the “Company”) or any parent or subsidiary of the Company, as defined in Subsection 5.9 (the “related entities”), may continue to attract, motivate and retain selected employees, officers and independent contractors who can materially contribute to the Company’s growth and success, and to encourage stock ownership in the Company through the grant of (i) incentive stock options, (ii) nonqualified stock options and (iii) shares of restricted stock (or any combination thereof) (each, an “award”) with respect to the Class A Common Stock of the Company (as defined in Section 3), so that such key employees and other persons and entities will more closely identify their interests with those of the Company and its shareholders. In addition, options under this Plan may serve as replacement options for options issued under the Equity Option Plan sponsored by the Company’s predecessor.

      SECTION 2. Administration. This Plan shall be administered by the Board of Directors of the Company (the “Board”) or, in the event the Board shall appoint or authorize a committee to administer this Plan, by such committee. The administrator of this Plan shall hereinafter be referred to as the “Plan Administrator.”

                  2.1. Procedures. The Board may designate one of the members of the Plan Administrator as chairperson. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

                  2.2. Responsibilities. Except for the terms and conditions explicitly required in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the awards to be granted under this Plan, including selection of the individuals to be granted awards, the number of shares to be subject to each award, the exercise price, and all other terms and conditions of the awards. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any award issued under this Plan, or of any rule or regulation promulgated in connection with this Plan, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive

Page 1 - STOCK OPTION PLAN

stock options correspond to the requirements of Section 422 of the Internal Revenue Code (the “Code”), as amended, and the regulations thereunder.

                  2.3. Section 16(b) Compliance and Bifurcation of Plan. It is the intention of the Company that this Plan, and awards granted under this Plan, comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with such Section, the provision shall be deemed null and void, and in all events this Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in this Plan to the contrary, the Board, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to participants who are officers and directors subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning other Plan participants.

      SECTION 3. Stock Subject to This Plan. The stock subject to this Plan shall be the Company’s Class A Common Stock (the “Class A Common Stock” or “Common Stock”), presently authorized but unissued or now held or subsequently acquired by the Company as treasury shares. Subject to adjustment as provided in Section 7 of this Plan, the aggregate amount of Class A Common Stock to be delivered pursuant to all awards granted under this Plan shall not exceed 113,000,000 shares (the “Plan Maximum”) as such Class A Common Stock was constituted on the effective date of this Plan. If any award granted under this Plan expires or is surrendered, canceled, terminated or exchanged for another award for any reason without having vested or having been exercised in full, as applicable, the undistributed shares subject to such expired, surrendered, canceled, terminated or exchanged award shall again be available for purposes of this Plan, including use as replacement awards that may be granted in exchange for such surrendered, canceled or terminated awards.

      SECTION 4. Eligibility. An incentive stock option may be granted only to an individual who, at the time the option is granted, is an employee of the Company (or a corporate related entity, as described in Section 5.9) and who the Board may from time to time select for participation in this Plan. Members of the Board shall not be eligible for grants of incentive stock options unless they are also employees of the Company. At the discretion of the Plan Administrator, employees and independent contractors of the Company (including nonemployee directors) or any related entity may receive awards of nonqualified stock options and restricted stock. Notwithstanding anything to the contrary herein, the maximum number of shares of Class A Common Stock with respect to which options may be granted to any individual in any calendar year shall not exceed the Plan Maximum, as such number may change from time to time. Any party to whom an option is granted under this Plan shall be referred to in this Plan as an “Optionee.” Any party to whom an award of restricted stock is granted under this Plan shall be referred to in this Plan as a “Holder”.

      SECTION 5. Terms and Conditions of Options. Options granted under this Plan shall be evidenced by written agreements that contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with

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this Plan. Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

                  5.1. Number of Shares. The maximum number of shares that may be purchased pursuant to the exercise of each option, which number shall be as established by the Plan Administrator.

                   5.2. Price of Shares. The price per share at which each option is exercisable (the “exercise price”) shall be as established by the Plan Administrator, provided that the Plan Administrator shall act in good faith to establish the exercise price as follows:

                         5.2.1. Incentive Stock Options and Nonqualified Stock Options. With respect to incentive stock options intended to qualify under Section 422 of the Code, and subject to Subsection 5.2.2 below, the exercise price shall be not less than the fair market value per share of the Class A Common Stock at the time the option is granted, except with respect to the substitution of a new option for an old option, or an assumption of an old option, in accordance with Code Section 424(a). With respect to nonqualified stock options, the exercise price shall be the amount set by the Plan Administrator.

                        5.2.2. Incentive Stock Options to Greater than 10% Shareholders. With respect to incentive stock options granted to greater than 10% shareholders of the Company, the exercise price shall be as required by Section 6.

                        5.2.3. Fair Market Value. The fair market value per share of the Class A Common Stock for the purpose of determining the exercise price under this Section 5.2 shall be determined as follows:

                         (a) if the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange for the last market trading date prior to the time of determination as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable;

                        (b) if the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value shall be the mean between the high and low asked prices for the Common Stock on the last market trading date prior to the day of determination, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable; or

                        (c) In the absence of an established market for the Common Stock, fair market value shall be determined by the Plan Administrator in good faith at the time the option is granted.

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                  5.3. Term and Maturity. Subject to the restrictions contained in Section 6 with respect to granting incentive stock options to greater than 10% shareholders of the Company, the term of each incentive stock option shall be 10 years from the date it is granted unless a shorter period of time is established by the Plan Administrator, but in no event shall the term of any incentive stock option exceed 10 years. The term of each nonqualified stock option shall be 15 years from the date it is granted, unless a shorter period of time is established by the Plan Administrator in the individual option agreement.

                  To ensure that the Company or related entities will achieve the purpose and receive the benefits contemplated in this Plan, any option granted under this Plan on or before June 15, 2000 shall, unless this condition is waived or modified by the Plan Administrator in the agreement evidencing the option, or by subsequent resolution of the Plan Administrator, be exercisable according to the following schedule:

Period of Optionee's Continuous Relationship
With the Company or Related Entity from the	Portion of Total Option
Date the Option is Granted	Which is Exercisable

After one year	25%

After two years	50%

After three years	75%

After four years	100%

                  Following four (4) years of continuous relationship with the Company or Related Entity from the date the option is granted, the option will be 100% vested.

                  To ensure that the Company or related entities will achieve the purpose and receive the benefits contemplated in this Plan, any option granted under this Plan on or after June 16, 2000 shall, unless this condition is waived or modified by the Plan Administrator in the agreement evidencing the option, or by subsequent resolution of the Plan Administrator, be exercisable according to the following schedule:

Period of Optionee's Continuous Relationship
With the Company or Related Entity from the	Portion of Total Option
Date the Option is Granted	Which is Exercisable

After one year	25%

Monthly thereafter	2.083%

                  Following four (4) years of continuous relationship with the Company or Related Entity from the date the option is granted, the option will be 100% vested.

                  5.4. Exercise. Subject to the vesting schedule described in subsection 5.3 above, if any, and to any additional holding period required by applicable law, each option may be exercised in whole or in part; provided, however, that only whole shares will be issued

Page 4 - STOCK OPTION PLAN

pursuant to the exercise of any option. During an Optionee’s lifetime, any stock options granted under this Plan are personal to him or her and are exercisable solely by such Optionee, except as provided in Section 5.8. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price.

                  5.5. Payment of Exercise Price. Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier’s check or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the Class A Common Stock being purchased.

                  The Plan Administrator can determine at the time the option is granted for incentive stock options, or at any time before exercise for nonqualified stock options, that additional forms of payment will be permitted, including installment payments on such terms and over such period as the Plan Administrator may determine in its discretion. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised by:

                  (a) delivery of shares of stock of the Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator;

                  (b) delivery of a full-recourse promissory note executed by the Optionee, provided that (i) such note delivered in connection with an incentive stock option shall, and such note delivered in connection with a nonqualified stock option may, in the sole discretion of the Plan Administrator, bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes; (ii) the Plan Administrator in its sole discretion shall specify the term and other provisions of such note at the time an incentive stock option is granted or at any time prior to exercise of a nonqualified stock option; (iii) the Plan Administrator may require that the Optionee pledge the Optionee’s shares to the Company for the purpose of securing the payment of such note and may require that the certificate representing such shares be held in escrow in order to perfect the Company’s security interest; (iv) the note provides that 90 days following the Optionee’s termination of employment with the Company or a related entity, the entire outstanding balance under the note shall become due and payable, if not previously due and payable; and (v) the Plan Administrator in its sole discretion may at any time restrict or rescind this right upon notification to the Optionee;

                   (c) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the

Page 5 - STOCK OPTION PLAN

exercise; provided, that the Plan Administrator, in its sole discretion, may at any time determine that this Subparagraph (c), to the extent the instructions to the broker call for an immediate sale of the shares, shall not be applicable to any Optionee who is subject to Section 16(b) of the Exchange Act if such transaction would result in a violation of Section 16(b), or is not an employee at the time of exercise;

                  (d) delivery of a properly executed exercise notice, together with a request by the Optionee for the Company to pay the exercise price by withholding from the shares that would otherwise be issued that number of shares having a fair market value equal to the option exercise price; provided, the Plan Administrator retains complete discretion to honor or deny the Optionee’s request for such a method of exercise.

                  5.6. Shareholders’ Agreement. To the extent required by the Plan Administrator upon exercise of an option the Optionee shall agree to enter into and be bound by the agreement then in effect, if any, between the Company and its shareholders relating to the repurchase by the Company of its outstanding Class A Common Stock.

                  5.7. Withholding Tax Requirement. The Company or any related entity shall have the right to retain and withhold from any payment of cash or Class A Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Class A Common Stock to reimburse the Company or a related entity for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company, or related entity, is so reimbursed. In lieu of such withholding or reimbursement, the Company (or related entity) shall have the right to withhold from any other cash amounts due or to become due from the Company (or related entity) to the Optionee an amount equal to such taxes or to retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld as reimbursement for any such taxes and cancel or sell (in whole or in part) any such shares so withheld on Optionee's behalf. Alternatively, the Committee may, pursuant to certain procedures that it may establish from time to time, allow the Optionee to elect to have a number of shares, having a market value not less than the amount of such taxes required to be withheld, withheld and delivered to a broker to be sold into the market on the Optionee's behalf with the proceeds being returned to the Company to reimburse the Company for payment of such taxes.

                  5.8. Nontransferability of Option. Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution; provided, with respect to a non-qualified stock option, an Optionee may transfer the option to a revocable trust created by the Optionee for the benefit of his or her descendants, to an immediate family member or to a partnership in which only immediate family members or such trusts are partners. Options under this Plan shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred by this Plan, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred by this Plan shall be null and void. Notwithstanding the foregoing, an Optionee may during the Optionee’s lifetime, designate a person who may exercise the option after the Optionee’s death by giving written notice of such designation to the Plan Administrator. Such designation may be changed

Page 6 - STOCK OPTION PLAN

from time to time by the Optionee by giving written notice to the Plan Administrator revoking any earlier designation and making a new designation.

                  5.9. Termination of Relationship. If the Optionee’s employment relationship with the Company or any related entity ceases for any reason other than termination for cause, death or permanent and total disability, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a period of three months after such cessation, that portion of the Optionee’s option which is exercisable at the time of such cessation. The Optionee’s option, however, shall terminate at the end of the three month period following such cessation as to all Shares for which it has not been exercised, unless such provision is waived in the agreement evidencing the option or by resolution adopted by the Plan Administrator. If, in the case of an incentive stock option, an Optionee’s relationship with the Company or related entity changes (i.e., from employee to nonemployee, such as a consultant), such change shall constitute a termination of an Optionee’s employment with the Company or related entity and the Optionee’s incentive stock option shall terminate in accordance with this subsection. Upon the expiration of the three month period following cessation of employment, the Plan Administrator shall have sole discretion in a particular circumstance to extend the exercise period following such cessation beyond that specified above. If, however, in the case of an incentive stock option, the Optionee does not exercise the Optionee’s option within three months after cessation of employment, the option will no longer qualify as an incentive stock option under the Code.

                  Upon an Optionee’s termination of employment for cause, all of the optionee’s outstanding (i.e., unexercised) options issued under this Plan shall immediately expire and no longer be available for exercise. For purposes of this Section 5.9, a termination shall be considered for “cause” if the termination is attributable to the individual’s: (a) embezzlement; (b) use of illegal drugs or alcohol that materially impairs the individual’s ability to fulfill his or her duties as an employee or independent contractor; (c) willful disclosure of trade secrets or confidential information of the Company; (d) dishonesty which results in substantial harm to the Company; or (e) conviction or confession of a criminal felony.

                  If an Optionee’s relationship with the Company or any related entity ceases because of a permanent and total disability, the Optionee’s option shall not terminate, and in the case of an incentive stock option, shall not cease to be treated as an incentive stock option, until the end of the 12-month period following such cessation (unless by its terms it sooner terminates and expires). As used in this Plan, the term “permanent and total disability” has the same meaning provided in Code Section 22(e)(3).

                  For purposes of this subsection 5.9, a transfer of relationship between or among the Company and/or any related entity shall not be deemed to constitute a cessation of relationship with the Company or any of its related entities. For purposes of this subsection 5.9, with respect to incentive stock options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to

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continue beyond the first 90 days of such leave, unless the Optionee’s reemployment rights are guaranteed by statute or by contract.

                  As used in this Plan, the term “related entity,” when referring to a subsidiary, shall mean any business entity (other than the Company) which, at the time of the granting of the option, is in an unbroken chain of entities ending with the Company, if stock or voting interests possessing 50% or more of the total combined voting power of all classes of stock or other ownership interests of each of the entities other than the Company is owned by one of the other entities in such chain. When referring to a parent entity, the term “related entity” shall mean any entity in an unbroken chain of entities ending with the Company if, at the time of the granting of the option, each of the entities other than the Company owns stock or other ownership interests possessing 50% or more of the total combined voting power of all classes of stock (or other ownership interests) in one of the other entities in such chain. In addition, with respect to an incentive stock option, the definition of “related entity” as used in this Plan shall apply by only considering entities that are corporations.

                   5.10. Death of Optionee. If an Optionee dies while he or she has a relationship with the Company or any related entity or dies within the three month period (or 12-month period in the case of totally disabled Optionees) following cessation of such relationship, any option held by such Optionee to the extent that the Optionee would have been entitled to exercise such option, may be exercised within one year after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee’s rights under the option shall pass by will or by the applicable laws of descent and distribution.

                  5.11. Status of Shareholder. Neither the Optionee nor any party to which the Optionee’s rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

                  5.12. Continuation of Employment. Nothing in this Plan or in any option granted pursuant to this Plan shall confer upon any Optionee any right to continue in the employ of the Company or of a related entity, or to interfere in any way with the right of the Company or of any related entity to terminate his or her employment or other relationship with the Company or a related entity at any time.

                  5.13. Modification and Amendment of Option. Subject to the requirements of Code Section 422 with respect to incentive stock options and to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend outstanding options granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding incentive stock options granted under this Plan shall be made in such a manner so as not to constitute a “modification” as

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defined in Code Section 424(h) and so as not to cause any incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

                  5.14. Limitation on Value for Incentive Stock Options. As to all incentive stock options granted under the terms of this Plan, to the extent that the aggregate fair market value (determined at the time the incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related entity or a predecessor corporation) exceeds $100,000, those options (or the portion of an option) beyond the $100,000 threshold shall be treated as nonqualified stock options. The previous sentence shall not apply if the Internal Revenue Service publicly rules, issues a private ruling to the Company, any Optionee, or any legatee, personal representative or distributee of an Optionee or issues regulations changing or eliminating such annual limit.

      SECTION 6. Greater Than 10% Shareholders.

                  6.1. Exercise Price and Term of Incentive Stock Options. If incentive stock options are granted under this Plan to employees who own more than 10% of the total combined voting power of all classes of stock of the Company or any related entity, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the Class A Common Stock at the time the incentive stock option is granted. This provision shall control notwithstanding any contrary terms contained in an option agreement or any other document.

                  6.2. Attribution Rule. For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase stock of the Company, the stock subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 6, stock owned by an employee shall include all stock actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

      SECTION 7. Restricted Stock Awards.

                  7.1. Award of Restricted Stock.

                        7.1.1. The Plan Administrator shall have the authority (1) to grant awards of restricted stock to eligible individuals hereunder, (2) to issue or transfer restricted stock to such individual, and (3) to establish terms, conditions and restrictions applicable to such restricted stock, including the restricted period, which may differ with respect to each Holder, the time or

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times at which restricted stock shall be granted or become vested and the number of shares to be covered by each grant.

                        7.1.2. The Holder of a restricted stock award shall execute and deliver to the Company an award agreement with respect to the restricted stock setting forth the restrictions applicable to such restricted stock. If the Plan Administrator determines that the restricted stock shall be held in escrow rather than delivered to the Holder pending the release of the applicable restrictions, the Holder additionally shall execute and deliver to the Company (i) an escrow agreement satisfactory to the Plan Administrator, and (ii) the appropriate blank stock powers with respect to the restricted stock covered by such agreements. If a Holder shall fail to execute a restricted stock agreement and, if applicable, an escrow agreement and stock powers, the award shall be null and void. Unless otherwise determined by the Plan Administrator and subject to the restrictions set forth in Section 7.2, the Holder shall generally have the rights and privileges of a stockholder as to such restricted stock, including the right to vote such restricted stock. At the discretion of the Plan Administrator, cash dividends and stock dividends, if any, with respect to the restricted stock may be either currently paid to the Holder or withheld by the Company for the Holder’s account. Unless otherwise determined by the Plan Administrator no interest will accrue or be paid on the amount of any cash dividends withheld. Unless otherwise determined by the Plan Administrator, cash dividends or stock dividends so withheld by the Plan Administrator shall be subject to forfeiture to the same degree as the shares of restricted stock to which they relate.

                        7.1.3. Upon the award of restricted stock, the Plan Administrator shall cause a stock certificate registered in the name of the Holder to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Plan Administrator. If an escrow arrangement is used, the Plan Administrator shall cause the escrow agent to issue to the Holder a receipt evidencing any stock certificate held by it registered in the name of the Holder.

                  7.2. Restrictions.

                        7.2.1. Restricted stock awarded to a Participant shall be subject to the following restrictions until vested at the expiration of the restricted period, and to such other terms and conditions as may be set forth in the applicable award agreement: (1) if an escrow arrangement is used, the Holder shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the award agreement; (3) the shares shall be subject to forfeiture to the extent provided in Section 7.4 and the award agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

                        7.2.2. The Plan Administrator shall have the authority to remove any or all of the restrictions on the restricted stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the restricted stock award, such action is appropriate.

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]

                  7.3. Restricted Period. The restricted period for the restricted stock, after which the restricted stock shall be vested, fully transferable and no longer subject to forfeiture, shall commence on the date of grant and shall expire from time to time as to that part of the restricted stock indicated in a schedule established by the Plan Administrator and set forth in a written award agreement.

                  7.4. Forfeiture Provisions. Except to the extent determined by the Plan Administrator and reflected in the underlying award agreement, in the event a Holder terminates employment with the Company and all related entities during a restricted period, that portion of the award with respect to which restrictions have not expired (“Non-Vested Portion”) shall be immediately forfeited to the Company.

                  7.5. Delivery of Restricted Stock. Subject to Section 7.7 below, upon the expiration of the restricted period with respect to any shares of Class A Common Stock covered by a restricted stock award, the restrictions set forth in Section 7.2 and the award agreement and the forfeiture provisions set forth in Section 7.4 shall be of no further force or effect with respect to shares of restricted stock which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Holder, or his beneficiary, without charge, the stock certificate evidencing the shares of restricted stock which have not then been forfeited and with respect to which the restricted period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Holder’s account with respect to such restricted stock and the interest thereon, if any.

                  7.6. Stock Restrictions. Each certificate representing restricted stock awarded under the Plan shall bear the following legend until the end of the restricted period with respect to such stock:

“Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of , between XO Communications, Inc. and . A copy of such Agreement is on file at the offices of XO Communications, Inc.”

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

                  7.7. Withholding Tax Requirement. The Company or any related entity shall have the right to retain and withhold from any distribution of Class A Common Stock under this Plan, and sell, the number of shares having an equal value to the amount of taxes required by any government to be withheld or otherwise deducted and paid by the Company with respect to such distribution and cancel (in whole or in part) any such shares so withheld on Holder’s behalf. At its discretion, the Company may require a Holder receiving shares of Class A Common Stock to reimburse the Company or a related entity for any such taxes required to be paid and may suspend any distribution in whole or in part until the Company, or related entity, is so reimbursed. In lieu of such withholding or reimbursement, the Company (or related entity) shall have the right to withhold from any other cash amounts due or to become due from the Company (or related

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entity) to the Holder an amount equal to such taxes. Moreover, the Company, in its sole discretion, may cancel and cause the complete forfeiture of any award hereunder with respect to which the recipient does not reimburse the Company, within a reasonable period of time (as determined by the Company), for any taxes required to be paid by the Company to any such government. To the extent the Company chooses to cancel any award for the failure to timely reimburse the Company for any taxes required to be paid by the Company, such award and any dividends or other attributes associated therewith shall be fully forfeited to the Company and the recipient shall have no further rights or interest in such award. Alternatively, the Committee may, pursuant to certain procedures that it may establish from time to time, allow the Holder to elect to have a number of shares, having a market value not less than the amount of such taxes required to be withheld, withheld and delivered to a broker to be sold into the market on the Holder's behalf with the proceeds being returned to the Company to reimburse the Company for payment of such taxes.

      SECTION 8. Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which awards may be granted under this Plan, the number and class of shares covered by each outstanding award and the exercise price per share thereof (but not the total price), and each such award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

                  8.1. Effect of Liquidation, Reorganization or Change in Control.

                        8.1.1. Cash, Stock or Other Property for Stock. Except as provided in subsection 8.1.2, upon a merger (other than a merger of the Company in which the holders of Class A Common Stock immediately prior to the merger have the same proportionate ownership of Class A Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Class A Common Stock, any option and any Non-Vested Portion of a restricted stock award granted under this Plan shall terminate. Notwithstanding the foregoing, the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such option in whole or in part, to the extent the vesting requirements set forth in this Plan have been satisfied, unless stated otherwise in the Optionee’s individual option agreement.

                        8.1.2. Conversion of Options on Stock for Stock Exchange. If the shareholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Class A Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Class A Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted under this Plan shall be converted into options to purchase shares of Exchange Stock and any Non-Vested Portion of any restricted stock award will be converted into the right to acquire similarly restricted shares of Exchange Stock upon the surrender of such restricted stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options or restricted stock granted under this Plan shall

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not be converted into options to purchase or rights to acquire shares of Exchange Stock, but instead shall terminate in accordance with the provisions of subsection 8.1.1. The amount and price of converted options and the number of shares of restricted stock subject to an award shall be determined by adjusting the amount and price of the options granted under this Plan in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Class A Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. Unless accelerated by the Board, the vesting schedule set forth in the option and restricted stock agreements and the restrictions and forfeiture provisions shall continue to apply for the Exchange Stock.

                        8.1.3. Change in Control.

(a) In the event of a “Change in Control”, as defined in Section 8.1.4(b) below, of the Company, except as provided in Section 8.1.3(b) or unless otherwise determined by the Board prior to the occurrence of such a Change in Control, any shares of restricted stock and options or portions of such options outstanding as of the date such a Change in Control is determined to have occurred that are not yet fully vested shall not become fully vested merely by the occurrence of a Change in Control.

(b) Notwithstanding anything to the contrary in Section 8.1.3(a), each outstanding option granted prior to February 16, 2000 (other than those options described in Section 8.1.3(d)) shall be deemed to be amended to provide that, and each option and share of restricted stock granted on or after such date shall provide that, unless otherwise expressly determined in a resolution duly adopted by the Board on the date of grant or such later date on which the Board may ratify such grant, such option and each such share of restricted stock shall (1) if the Optionee or Holder is a Nonaffiliate Director, immediately become fully vested and exercisable and no longer subject to any applicable restrictions or forfeiture provisions, as applicable, upon the occurrence of an Acceleration Change of Control of the Company or (2) if the Optionee or Holder is recognized by the Company or any of the related entities as a regular full time employee who is subject to U.S. income tax withholding or similar tax law of a foreign country, immediately become fully vested and exercisable and no longer subject to any applicable restrictions or forfeiture provisions, as applicable, upon the termination of the Optionee’s or Holder’s employment by the Company or any of the related entities without Cause during the Accelerated Vesting Period or, in the case of an Optionee or Holder who is an Executive, upon the termination of the Optionee’s or Holder’s employment by the Optionee or Holder for Good Reason during the Accelerated Vesting Period; provided, however, that this Section 8.1.3(b) shall be deemed void ab initio and shall be of no force or effect, if it should be determined that any such provision would prevent a proposed merger or other business combination that is intended by the parties thereto to be accounted for as a pooling of interests from being so accounted for.

(c) With respect to options that, as of February 16, 2000, incorporate a definition of change of control that provides for accelerated vesting solely in the event that

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Craig O. McCaw, or an entity or entities he controls, no longer controls a majority of the votes of the Company (or language to that effect), Section 8.1.3(b) shall supplement such provision and each holder of such an option shall be entitled to the benefits of Section 8.1.3(b), but Section 8.1.3(b) shall not be deemed to modify, replace or impair such options’ existing change of control provisions.

(d) Notwithstanding anything to the contrary in Section 8.1.3(b), Section 8.1.3(b) shall not apply to the following options granted prior to February 16, 2000:

(i) options granted to any employee whose employment relationship is subject, as of February 16, 2000, to severance in connection with the relocation of the Company’s headquarters from Bellevue, Washington to Reston, Virginia, where such employee is entitled to benefits under the NEXTLINK Headquarters Relocation Retention and Severance Pay Plan and Summary Plan Description for Headquarters Personnel;

(ii) options granted to any employee whose employment relationship is subject, as of February 16, 2000, to severance in connection with the reorganization and restructuring of the Company’s regional divisions, where such employee is entitled to benefits under the NEXTLINK Severance Pay Plan and Summary Plan Description; and

(iii) options (A) that, by their terms, incorporate the definition of “Change in Control” set forth in Section 8.1.4(b) of this Plan as in effect prior to the February 16, 2000 amendment thereto and provide for accelerated vesting upon the occurrence of such a “Change in Control”, or (B) that provide for acceleration upon a change of control pursuant to the terms of an employment agreement or otherwise, excluding those options referenced in Section 8.1.3(c).

                            8.1.4. Definitions.

(a) For purposes of Section 8.1.3, the following defined terms shall have the following meanings:

                  “Acceleration Change of Control” shall mean the occurrence of any of the following events:

(A)	The Company is merged or consolidated or reorganized into or with another company or other legal entity, other than a merger or consolidation or reorganization into or with an entity that is an affiliate of Craig O. McCaw, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such company or person immediately after

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such transaction is held directly or indirectly in the aggregate by the holders of voting securities of the Company immediately prior to such sale or transfer, including voting securities issuable upon exercise or conversion of options, warrants or other securities or rights;

(B)	The Company sells or otherwise transfers all or substantially all of its assets to any other company or other legal entity, other than such a sale or transfer to a company or legal entity that is an affiliate of Craig O. McCaw, and as a result of such sale or other transfer of assets, less than a majority of the combined voting power of the then-outstanding securities of such company or person immediately after such sale or transfer is held directly or indirectly in the aggregate by the holders of voting securities of the Company immediately prior to such sale or transfer, including voting securities issuable upon exercise or conversion of options, warrants or other securities or rights;

(C)	There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than Craig O. McCaw and his affiliates has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the voting securities of the Company, including voting securities issuable upon exercise or conversion of options, warrants or other securities or rights;

(D)	The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred;

(E)	Notwithstanding the foregoing provisions of subparagraphs (C) and (D) hereof, an “Acceleration Change of Control” shall not be deemed to have occurred solely because (x) the Company, (y) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities, or (z) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the

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Exchange Act, disclosing beneficial ownership by it of voting securities, whether in excess of 50% or otherwise, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership;

(F)	Notwithstanding the foregoing provisions of subparagraphs (A) through (D) above, no Acceleration Change of Control shall result from a merger, consolidation or reorganization of the Company with any entity in which Eagle River Investments, L.L.C. has invested at least $10,000,000 in equity prior to such merger, consolidation or reorganization.

                  “Accelerated Vesting Period” means the period beginning on the effective date of an Acceleration Change of Control and ending on the first anniversary of such effective date.

                  “Cause” means (i) the conviction of a felony involving an intentional act of fraud, embezzlement or theft in connection with one’s duties or otherwise in the course of one’s employment with an Employer, (ii) the intentional and wrongful damaging of property, contractual interests or business relationships of an Employer, (iii) the intentional and wrongful disclosure of secret processes or confidential information of an Employer in violation of an agreement with or a policy of an Employer, or (iv) intentional conduct contrary to an Employer’s announced policies or practices (including those contained in the Corporation’s Employee Handbook) where either:

(A)	the nature and/or severity of the conduct or its consequences typically would have resulted in immediate termination based on the Corporation’s established employee termination or disciplinary practices in place on the Reference Date; or

(B)	the employee has been provided with written notice detailing the relevant policy or practice and the nature of the objectionable conduct or other violation, and within 20 business days of the receipt of such notice the employee has not remedied the violation or ceased to engage in the objectionable conduct.

                  “Executive” means any individual employed by the Company or any of the related entities in a position having a salary grade of EX3, EX2 or EX1 (as the Company’s salary grades are established and in existence on February 16, 2000, and adjusting as appropriate for any changes to the Company’s system of classifying its employees by salary grades implemented subsequent to such date).

                  “Good Reason” means that an Executive shall have made a good faith determination that one or more of the following has occurred:

(i)	any significant and adverse change in the Executive’s duties, responsibilities and authority, as compared in each case to the corresponding circumstances in place on the Reference Date;

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(ii)	a relocation of the Executive’s principal work location as established on the Reference Date to a location that is more than 30 miles away from such location;

(iii)	a reduction in the Executive’s salary or bonus potential that is not in either case agreed to by the Executive, or any other significant adverse financial consequences associated with the Executive’s employment as compared to the corresponding circumstances in place on the Reference Date; or

(iv)	a breach by any Employer of its obligations under any agreement to which the Employer and the Executive are parties that is not cured within 20 business days following the Employer’s receipt of a written notice from the Executive specifying the particulars of such breach in reasonable detail.

                  “Nonaffiliate Director” means a person who (i) is serving (or who has been elected or appointed and has agreed to serve) as a member of the Board, (ii) is not an officer or employee of the Company or any of the related entities or a beneficial owner of 10 percent or more of the outstanding common stock of the Company and (iii) was not elected or appointed as a member of the Board pursuant to or in connection with any contractual or other commitment on the part of the Company to cause such person to be elected or appointed, or to nominate or otherwise advance such person for election or appointment, as a member of the Board.

                   “Reference Date” means the day before the effective date of any Acceleration Change of Control of the Company.

(b) Solely with respect to options outstanding as of February 16, 2000 in which the grant agreement evidencing such option incorporates the definition of “Change in Control” set forth in this Plan as in effect prior to this amendment and provide for accelerated vesting upon the occurrence of such a “Change of Control”, the following definition shall apply:

                   A “Change in Control” shall mean (a) the first approval by the Board or by the stockholders of the Company of an Extraordinary Event, (b) a Purchase, or (c) a Board Change.

                   An “Extraordinary Event”, for purposes of Section 8.1.4(b), shall mean any of the following actions:

                            (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Class A Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of common stock immediately prior to the merger have

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substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

                            (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company; or

                            (iii) the adoption of any plan or proposal for liquidation or dissolution of the Company.

                  A “Purchase”, for purposes of Section 8.1.4(b), shall mean the acquisition by any person (as such term is defined in Section 13(d) of the Exchange Act) of any shares of Class A Common Stock or securities convertible into Class A Common Stock) without the prior approval of a majority of the Continuing Directors (as defined below) of the Company, if after making such acquisition such person is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (calculated as provided in paragraph (d) of such Rule 13d-3).

                  A “Board Change”, for purposes of Section 7.1.4(b), shall have occurred if individuals who constitute the Board of the Company at the time of adoption of this Plan (the “Continuing Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to the date of adoption of this Plan whose nomination for election was approved by a vote of at least a majority of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director.

                  8.2. Fractional Shares. In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

                  8.3. Determination of Board to Be Final. All Section 8 adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent of such adjustments, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a “modification” as defined in Code Section 424(h) and so as not to cause his or her incentive stock option issued under this Plan to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

      SECTION 9. Securities Regulation. Shares shall not be issued with respect to an award granted under this Plan unless the exercise of such award and the issuance and delivery of such shares pursuant to such award shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the

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approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares under this Plan. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any shares under this Plan or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

                  As a condition to the distribution of shares of Class A Common Stock pursuant to an award, the Company may require the recipient to represent and warrant at the time of any such distribution that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionees or Holders as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER.

                  Should any of the Company’s capital stock of the same class as the stock subject to options or restricted stock granted under this Plan be listed on a national securities exchange, all stock issued under this Plan if not previously listed on such exchange shall be authorized by that exchange for listing on such exchange prior to the issuance of such stock.

      SECTION 10. Amendment and Termination.

                  10.1. Board Action. The Board may at any time suspend, amend or terminate this Plan, provided that except as set forth in Section 8, the approval of the Company’s shareholders is necessary within 12 months before or after the adoption by the Board of any amendment which will:

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                   (a) increase the number of shares which are to be reserved for the issuance of options under this Plan;

                   (b) permit the granting of stock options to a class of persons other than those presently permitted to receive stock options under this Plan; or

                   (c) require shareholder approval under applicable law, including Section 16(b) of the Exchange Act.

                  Any amendment to this Plan that would constitute a “modification” to incentive stock options outstanding on the date of such amendment shall not be applicable to outstanding incentive stock options, but shall have prospective effect only, unless individual Optionees agree otherwise.

                  10.2. Automatic Termination. Unless sooner terminated by the Board, this Plan shall terminate ten years from the earlier of (a) the date on which this Plan is adopted by the Board or (b) the date on which this Plan is approved by the shareholders of the Company. No award may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the award holder, alter or impair any rights or obligations under any award previously granted under this Plan.

      SECTION 11. Effectiveness of This Plan. This Plan shall become effective upon adoption by the Board so long as it is approved by the Company’s shareholders any time within 12 months before or after the adoption of this Plan.

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PROXY

FOR ANNUAL MEETING OF THE STOCKHOLDERS OF
XO COMMUNICATIONS, INC.

This Proxy is solicited on behalf of the Board of Directors

      The undersigned hereby appoints Gary D. Begeman, Wayne M. Rehberger and Richard A. Montfort, Jr., and each of them, as proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned the number of shares of common and preferred stock of XO Communications, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on May 30, 2001, and at any adjournment or postponement thereof. The undersigned directs that this Proxy be voted as directed on the reverse side.

      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment or postponement thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this Proxy will be voted “for” all nominees in Item 1, and “for” Items 2 and 3.

(Continued and to be signed on the reverse side)

Please mark your vote
as indicated in this example [X]

1.	Election of Directors:

	[ ]	FOR all Nominees (except as indicated to the contrary below)

	[ ]	WITHHOLD AUTHORITY (to vote for all nominees listed below) Daniel F. Akerson, Nathaniel A. Davis, Joseph L. Cole, Nicolas Kauser, Craig O. McCaw, Henry R. Nothaft, Sharon L. Nelson, Jeffrey S. Raikes, Peter C. Waal, Dennis M. Weibling

INSTRUCTIONS: To withhold authority to vote for one or more individual nominees, print that nominee’s name in the following space:____________

2.	Approval of the proposed amendments to the XO Communications, Inc. Stock Option Plan.

	[ ]	FOR

	[ ]	AGAINST

	[ ]	ABSTAIN

3.	Ratify the appointment of Arthur Andersen LLP as independent auditors for 2001.

	[ ]	FOR

	[ ]	AGAINST

	[ ]	ABSTAIN

                Note – such other business as may properly come before the meeting or any adjournment thereof.

                Your vote is important. Please sign and return this proxy card promptly.

                When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature__________________________________

Signature if held jointly_______________________

Dated: _______________, 2001